                                                                     EXHIBIT 2.1

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                            Asset Purchase Agreement



                                     among



                           The Wackenhut Corporation


                                      and

                    Professional Employee Management, Inc.,
                   Professional Employee Management II, Inc.,
                  Professional Employee Management III, Inc.,
                   Professional Employee Management IV, Inc.,
                               Celeste D. Dockery
                                      and
                                Darrin J. Fedder

                                ----------------

                               November 24, 1997





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                                TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS..............................................................................................1
                  1.1      Defined Terms..........................................................................1
                  1.2      Interpretation and Other Definitional Provisions.......................................6

ARTICLE II

         PURCHASE AND SALE OF ASSETS..............................................................................7
                  2.1      Purchased Assets.......................................................................7
                  2.2      Excluded Assets........................................................................8
                  2.3      Assignment of Contracts and Rights.....................................................8
                  2.4      Purchase Price.........................................................................9
                  2.5      Purchase Price Allocation and Tax Returns.............................................15
                  2.6      Closing Date Payment Adjustment.......................................................16
                  2.7      Assumed Liabilities...................................................................17
                  2.8      Excluded Liabilities..................................................................18
                  2.9      No Expansion of Third Party Rights....................................................19
                  2.10     Time and Place of the Closing.........................................................19

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF WACKENHUT.............................................................19
                  3.1      Corporate Status......................................................................19
                  3.2      Corporate Power and Authority.........................................................20
                  3.3      Enforceability........................................................................20
                  3.4      No Commissions........................................................................20

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         THE COMPANIES AND THE SHAREHOLDERS......................................................................20
                  4.1      Corporate Status......................................................................20
                  4.2      Power and Authority...................................................................21
                  4.3      Enforceability........................................................................21
                  4.4      Capitalization........................................................................21
                  4.5      Shareholders of the Companies.........................................................21

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                  4.6      No Violation; Consents and Approvals..................................................22
                  4.7      Records of the Companies..............................................................22
                  4.8      Subsidiaries..........................................................................22
                  4.9      Financial Statements..................................................................22
                  4.10     Changes Since the Current Balance Sheet Date..........................................23
                  4.11     Liabilities of the Companies..........................................................24
                  4.12     Litigation............................................................................24
                  4.13     Environmental Matters.................................................................24
                  4.14     Real Estate...........................................................................27
                  4.15     Good Title to and Condition of Assets.................................................28
                  4.16     Compliance with Laws..................................................................28
                  4.17     Labor and Employment Matters..........................................................29
                  4.18     Employee Benefit Plans................................................................29
                  4.19     Tax Matters...........................................................................35
                  4.20     Insurance.............................................................................36
                  4.21     Receivables...........................................................................36
                  4.22     Licenses and Permits..................................................................36
                  4.23     Adequacy of the Assets; Relationships with Customers
                           and Suppliers; Affiliated Transactions................................................37
                  4.24     Intellectual Property.................................................................37
                  4.25     Contracts.............................................................................37
                  4.26     Investment Intent; Accredited Investor Status; Securities Documents...................38
                  4.27     Bank Accounts; Business Locations.....................................................38
                  4.28     No Commissions........................................................................38
                  4.29     Projections...........................................................................39
                  4.30     Accuracy of Information Furnished.....................................................39

ARTICLE V

         CONDUCT OF BUSINESS PENDING THE CLOSING.................................................................39
                  5.1      Conduct of Business by Each Company Pending the Closing...............................39

ARTICLE VI

         ADDITIONAL AGREEMENTS...................................................................................41
                  6.1      Further Assurances....................................................................41
                  6.2      Compliance with Covenants.............................................................41
                  6.3      Cooperation...........................................................................41
                  6.4      HSR Act...............................................................................41
                  6.5      Other Actions.........................................................................42
                  6.6      Contribution of Assets................................................................42
                  6.7      Notification of Certain Matters.......................................................42
                  6.8      Confidentiality; Publicity............................................................42
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                  6.9      No Other Discussions..................................................................43
                  6.10     Restrictive Covenant..................................................................43
                  6.11     Due Diligence Review..................................................................45
                  6.12     Trading in Wackenhut Common Stock.....................................................45
                  6.13     Delivery of Property Received by the Companies After Closing..........................45
                  6.14     Wackenhut and Wackenhut Subsidiaries Appointed Attorney
                           for the Companies.....................................................................46
                  6.15     Execution of Further Documents........................................................46
                  6.16     Employment Agreements.................................................................46
                  6.17     Payoff and Estoppel Letters...........................................................47
                  6.18     Shareholder and Director Vote.........................................................47
                  6.19     Closing Date Working Capital, Long Term Liabilities and Net Worth.....................47
                  6.20     Conduct of the Business Following the Closing.........................................47
                  6.21     Transfer of Insurance Rating..........................................................48
                  6.22     Name Changes..........................................................................48
                  6.23     Repayment of Shareholders Indebtedness................................................48
                  6.24     Tax Treatment.........................................................................48
                  6.25     Certain Tax Matters...................................................................48
                  6.26     Dissolution of Carey, McAnally & Company, Inc.........................................48
                  6.27     Employee Tenure Credit................................................................48

ARTICLE VII

         CONDITIONS TO THE OBLIGATIONS OF WACKENHUT
         AND THE WACKENHUT SUBSIDIARIES..........................................................................49
                  7.1      Accuracy of Representations and Warranties and
                           Compliance with Obligations...........................................................49
                  7.2      No Material Adverse Change or Destruction of Property.................................49
                  7.3      Corporate Certificate.................................................................50
                  7.4      Opinion of Counsel....................................................................50
                  7.5      Consents..............................................................................50
                  7.6      Licenses..............................................................................50
                  7.7      No Adverse Litigation.................................................................50
                  7.8      Board Approval........................................................................50
                  7.9      Employment Agreements.................................................................50
                  7.10     Delivery of Purchased Assets..........................................................50
                  7.11     HSR Act Compliance....................................................................51
                  7.12     Shareholder Indebtedness..............................................................51
                  7.13     Dissolution of Carey, McAnally & Company, Inc.........................................51

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ARTICLE VIII

         CONDITIONS TO THE OBLIGATIONS OF
         THE SHAREHOLDERS AND COMPANIES..........................................................................51
                  8.1      Accuracy of Representations and Warranties and
                           Compliance with Obligations...........................................................51
                  8.2      Delivery of Closing Date Payment......................................................51
                  8.3      No Order or Injunction................................................................52
                  8.4      Employment Agreements.................................................................52
                  8.5      Payment of Software Note..............................................................52

ARTICLE IX

         REGISTRATION RIGHTS.....................................................................................52
                  9.1      Registration Rights for Wackenhut Shares; Filing of
                           Registration Statement................................................................52
                  9.2      Expenses of Registration..............................................................52
                  9.3      Furnishing of Documents...............................................................53
                  9.4      Amendments and Supplements............................................................53
                  9.5      Duration..............................................................................53
                  9.6      Further Information...................................................................53
                  9.7      Indemnification.......................................................................53

ARTICLE X

         INDEMNIFICATION.........................................................................................55
                  10.1     Agreement by the Companies and the Shareholders to Indemnify..........................55
                  10.2     Agreement by Wackenhut to Indemnify...................................................57
                  10.3     Survival of Representations and Warranties............................................58
                  10.4     Remedies Cumulative...................................................................58

ARTICLE XI

         SECURITIES LAW MATTERS..................................................................................58
                  11.1     Disposition of Shares.................................................................58
                  11.2     Legends...............................................................................59

ARTICLE XII

         TERMINATION, AMENDMENT AND WAIVER.......................................................................59
                  12.1     Termination...........................................................................59
                  12.2     Effect of Termination.................................................................60

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ARTICLE XIII

         GENERAL PROVISIONS......................................................................................60
                  13.1     Notices...............................................................................60
                  13.2     Entire Agreement......................................................................62
                  13.3     Expenses..............................................................................62
                  13.4     Amendment; Waiver.....................................................................62
                  13.5     Binding Effect; Assignment............................................................62
                  13.6     Counterparts..........................................................................63
                  13.7     Governing Law; Interpretation.........................................................63
                  13.8     Jurisdiction..........................................................................63
                  13.9     Arm's Length Negotiations.............................................................63

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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of November 24, 1997 among THE WACKENHUT CORPORATION, a Florida corporation ("Wackenhut");and PROFESSIONAL EMPLOYEE MANAGEMENT, INC., PROFESSIONAL EMPLOYEE MANAGEMENT II, INC., PROFESSIONAL EMPLOYEE MANAGEMENT III, INC. and PROFESSIONAL EMPLOYEE MANAGEMENT IV, INC., each of which is a Florida corporation (each, a "Company" and together, the "Companies"); and CELESTE D. DOCKERY ("Dockery") and DARRIN J. FEDDER ("Fedder", and together with Dockery, the "Shareholders"), each of whom is a resident of the State of Florida and who together constitute all of the shareholders of the Companies.

                                    RECITALS

         The Companies own and operate a series of professional employer organizations (collectively the "Business"). Wackenhut (acting through one or more subsidiaries) desires to purchase, and the Companies' desire to sell, substantially all of the business, properties and assets of the Companies on the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein and in the Schedules attached hereto, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date hereof.

         "Base EBIT" of the Wackenhut Subsidiaries shall mean:




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                  (i)  for fiscal year 1998, One Million Eight Hundred Ninety
         Thousand Dollars ($1,890,000);

                  (ii) for fiscal year 1999, the greater of (a) One Million Eight Hundred Ninety Thousand Dollars ($1,890,000), or (b) the actual EBIT of the Wackenhut Subsidiaries for their 1998 fiscal year; and

                  (iii) for fiscal year 2000, the greater of (a) One Million Eight Hundred Ninety Thousand Dollars ($1,890,000), (b) the actual EBIT of the Wackenhut Subsidiaries for their 1998 fiscal year, or (c) the actual EBIT of the Wackenhut Subsidiaries for their 1999 fiscal year.

         "Clients" means and includes any past and present clients and customers of any of the Companies, including, without limitation, any party to whom any of the Companies' employees are or have been leased.

         "CMC" means Carey, McAnally & Company, Inc., a Florida corporation.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "EBIT" of the Wackenhut Subsidiaries for any fiscal year shall equal the net income of the Wackenhut Subsidiaries for such fiscal year (determined in accordance with GAAP), PLUS THE SUM OF (a) any interest expense of the Wackenhut Subsidiaries for such fiscal year, and (b) the provision for federal or state income taxes reflected on the financial statements of the Wackenhut Subsidiaries for such fiscal year, MINUS THE SUM OF (w) any interest income earned by the Wackenhut Subsidiaries during such fiscal year, (x) any federal or state income tax refunds received by the Wackenhut Subsidiaries during such fiscal year, and
(y) any income arising from any sale by the Wackenhut Subsidiaries of securities or other assets other than in the ordinary course of business during such fiscal year; PROVIDED, HOWEVER, THAT, in calculating the EBIT of the Wackenhut Subsidiaries for any fiscal year (a) the straight-line method shall be used for computation of depreciation and amortization expense related to the Wackenhut Subsidiaries, (b) the effects of any depreciation and amortization expense related to purchase accounting adjustments arising out of the transactions contemplated by this Agreement or any adjustments of the present assets or liabilities of the Companies as a result of the transactions contemplated by this Agreement shall be excluded, (c) the Wackenhut Subsidiaries shall be charged by Wackenhut an annual overhead fee equal to (i) in the case of the Wackenhut Subsidiaries' 1998 fiscal year, One Hundred Seventy-Five Thousand Dollars ($175,000), (ii) in the case of the Wackenhut Subsidiaries' 1999 fiscal year, Two Hundred Seventy-Five Thousand Dollars ($275,000), and (iii) in the case of the Wackenhut Subsidiaries' 2000 fiscal year, Three Hundred Seventy-Five Thousand

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Dollars ($375,000), (d) the Wackenhut Subsidiaries shall be charged by Wackenhut for any costs or expenses paid by Wackenhut or its Affiliates to any third party for goods or services provided to or for the benefit of the Wackenhut Subsidiaries, and (e) any Receivables which have not been collected within 120 days of the date billed or invoiced shall be deemed to be uncollectible and shall be written off.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time as set forth in the standards promulgated from time to time by the American Institute of Certified Public Accountants.

         "Governmental Authority" means (a) any nation, state, county, city or other jurisdiction of any nature, (b) any federal, state, local, municipal, foreign or other government, (c) any governmental or quasi-governmental authority of any nature (including any agency, branch, department, official or entity and any court or other tribunal), and (d) any body exercising or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and any rules and regulations promulgated thereunder.

         "Incremental EBIT" of the Wackenhut Subsidiaries for any fiscal year shall equal the difference between the EBIT of the Wackenhut Subsidiaries for such fiscal year and the Base EBIT of the Wackenhut Subsidiaries for such fiscal year.

         "Independent Accountants" shall mean the firm of outside independent certified public accountants selected by mutual agreement of Wackenhut and both of the Shareholders from time to time for the purposes set forth herein or, if Wackenhut and the Shareholders cannot at any time agree on the selection of such firm, then the firm of outside independent certified public accountants selected by mutual agreement of the Wackenhut Accountants and the PEM Accountants from time to time for such purposes.

         "IRS" means the United States Internal Revenue Service or any successor agency, and to the extent relevant, the United States Department of the Treasury.

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         "Knowledge" means, whenever any representation of the Companies or
Shareholders is expressly qualified by reference to knowledge, the knowledge of the Companies and the Shareholders after due and diligent inquiry, including, without limitation, inquiry of the current officers, managers, employees of and consultants to the Companies having authority over or responsibility for the subject matter of such representation or warranty and a review of the books, records and files of the Companies and the Shareholders containing information relating to the subject matter of such representation or warranty.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)"means a change (or effect), in the condition (financial or otherwise), properties, assets, business, prospects, liabilities, rights, obligations or operations which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, business, prospects, liabilities, rights, obligations or operations.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or any other entity, of whatever nature.

         "PEM" means Professional Employee Management, Inc., a Florida corporation.

         "PEM II" means Professional Employee Management II, Inc., a Florida corporation.

         "PEM III" means Professional Employee Management III, Inc., a Florida corporation.

         "PEM IV" means Professional Employee Management IV, Inc., a Florida corporation.

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         "PEM Accountants" means Coopers & Lybrand LLP or, if Coopers & Lybrand
LLP is unable or unwilling to serve as outside independent certified public accountants on behalf of the Companies, such other firm of outside independent certified public accountants selected unanimously by the Shareholders from time to time.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Retrospective Policy" means the Liberty Mutual Insurance Company Workers Compensation Policy No. WC-2-651-004125-016 maintained by the

Companies between April 1, 1996 and April 1, 1997.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "Special Cause" shall mean (i) a Shareholder's commission of an act of dishonesty, fraud or embezzlement affecting the Wackenhut Subsidiaries or their Clients, or commission of an act (other than the good faith exercise of his business judgment in the performance of his duties) resulting in material damage to the Wackenhut Subsidiaries, or (ii) a Shareholder's conviction by any county, state or federal court of any crime punishable by incarceration. Wackenhut shall have the right, exercisable from time to time in Wackenhut's sole discretion, to waive in writing any rights or remedies available under this Agreement upon the occurrence of any event or circumstances which constitute Special Cause.

         "Tax" or Taxes" means any tax (including any income tax, value added tax, sales tax, property tax, gift tax, escheat tax, exercise tax, franchise tax, intangible tax, payroll tax, withholding tax, social security tax and unemployment tax), levy, assessment, tariff, duty (including customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or additional tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax sharing agreement or other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or

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submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirements relating to any Tax.

         "Wackenhut Accountants" means Arthur Andersen LLP or such other firm of outside independent certified public accountants used from time to time by Wackenhut to conduct the annual audit of its financial statements.

         "Wackenhut Shares" means any shares of Wackenhut Series B Common Stock issued by Wackenhut hereunder in full or partial payment of any Earnout Payment.

         "Wackenhut Series B Common Stock" means the Wackenhut Series B Common Stock, par value $.10 per share.

         "Wackenhut Subsidiaries" means the direct or indirect wholly-owned subsidiaries formed by Wackenhut for purposes of acquiring the Purchased Assets (as defined below).

         1.2      INTERPRETATION AND OTHER DEFINITIONAL PROVISIONS.

                  (a) When a reference is made in this Agreement to article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated.

                  (b) All terms defined in this Agreement shall have the meanings ascribed to them when used in any certificates or other documents made or delivered pursuant hereto or in connection herewith unless the context otherwise requires.

                  (c) All terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (d) All headings contained in this Agreement and the Schedules and Exhibits attached hereto are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement or the attached Schedules and Exhibits.

                  (e) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

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                  (f) As used in this Agreement, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  (g) Whenever the words "include" "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (h) Any term defined in any other Section of this Agreement shall have the meaning ascribed to such term in such Section as used throughout this Agreement and the Schedules attached hereto unless the context otherwise required.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         2.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, each Company agrees to and will at Closing sell, convey, transfer, assign and deliver to one or more Wackenhut Subsidiaries designated by Wackenhut, and such Wackenhut Subsidiaries shall purchase, all of the Companies' business, properties and assets of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located (other than the Excluded Assets (as defined below)) as shall exist on the Closing Date (as defined below), whether or not appearing on the Current Balance Sheet (as defined below) (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a) all tangible personal property, including, without limitation, all machinery, equipment, leasehold improvements, vehicles, inventories, supplies, furniture and fixtures (whether located at or on the Leased Premises (as defined below) or elsewhere);

                  (b) to the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business;

                  (c) all cash, cash equivalents, marketable securities, documents, instruments, deposits, rights of offset under Contracts, security deposits, escrows, prepaid taxes or other advance payments, work in process and receivables of each Company (the "Receivables"), including without limitation, all trade accounts receivable, notes receivable and receivables from manufacturers, insurance companies, service contract providers and any other vendors or suppliers of each Company;

                  (d) all leases covering the Leased Premises (as defined below) and any leases covering machinery, equipment, tools, furniture, fixtures and other tangible assets;

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                  (e) subject to SECTION 2.3, all rights in, to or under any agreements, contracts, arrangements, obligations, promises or undertakings made or entered into by each Company or by which it or its properties or assets are bound, whether written or oral, express or implied (collectively, the "Contracts");

                  (f) all choses in action, causes of action, claims and other rights of every kind and nature of each Company against any third party;

                  (g) all operating data and records of each Company, including without limitation, all employee records for the present and previous employees of, and independent contractors retained by, each Company, customer and client lists and records of past, present and prospective customers and clients, financial, accounting and credit records, training materials, operating manuals, human resource manuals and materials, marketing brochures and materials, sales materials, computer data, computer software, correspondence, budgets and other similar documents and records;

                  (h) all trademarks, trademark applications, trade names, service marks, trade dress, fictitious names, corporate names, patents, patent applications, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, licenses and permits and other intellectual property and intangible property and rights of each Company, in each such case, and any goodwill of the business connected with the use of and symbolized by each trademark, tradename, service mark and trade dress and all other rights necessary for the continuation of the reality symbolized by any trademarks included therein and copyrights related thereto (collectively, the "Intellectual Property"); and

                  (i) all insurance proceeds arising in connection with damage to Purchased Assets occurring after the date hereof and prior to the Closing Date, to the extent not expended on the repair or restoration of the Purchased Assets.

         2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in SECTION 2.1, the Purchased Assets shall not include the following assets of each Company: (a) the Purchase Price (as defined below) and other rights of each Company under this Agreement; (b) the shares of capital stock of each Company which are owned and held by the Company as treasury shares; (c) the corporate minute books and stock records of each Company and (d) cash in the amount of Four Hundred Seventy-Nine Thousand Seven Hundred Eighty-Five Dollars ($479,785) representing the reserve maintained by the Companies on account of the Retrospective Policy (collectively, the "Excluded Assets").

         2.3 ASSIGNMENT OF CONTRACTS AND RIGHTS. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall not constitute an assignment of any claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order, purchase commitment or other right or benefit if an attempted assignment thereof,

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without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Wackenhut Subsidiaries thereunder following the Closing. If such consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would adversely affect the rights of the Wackenhut Subsidiaries thereunder following the Closing so that the Wackenhut Subsidiaries would not in fact receive all such rights, the Companies shall (i) cooperate with Wackenhut and the Wackenhut Subsidiaries (at the expense of Wackenhut and the Wackenhut Subsidiaries) to the extent necessary to provide for the Wackenhut Subsidiaries the benefits under such claim, contract, license, franchise, lease, commitment, sales order, sales contract, supply contract, service agreement, purchase order, purchase commitment or other right or benefit, including enforcement for the benefit of the Wackenhut Subsidiaries of any and all rights of the Companies against a third party thereto arising out of the breach or cancellation by such third party or otherwise, (ii) use reasonable commercial efforts to secure the consents of the applicable third parties to the assignment of the foregoing rights and benefits, and (iii) assign to the appropriate Wackenhut Subsidiaries any such right or benefits immediately upon receipt of the appropriate consents.

         2.4 PURCHASE PRICE. The aggregate purchase price to be paid by the Wackenhut Subsidiaries to the Companies (the "Purchase Price") shall consist of an initial payment (the "Closing Date Payment") and a series of contingent payments payable on account of the performance of the Wackenhut Subsidiaries during their 1998, 1999 and 2000 fiscal years, each of which shall be calculated and paid as set forth below. Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate Purchase Price (including the initial payment and all such contingent payments) exceed Fifty Million Six Hundred Sixty Thousand Dollars ($50,660,000).

                  (a) CLOSING DATE PAYMENT. The Closing Date Payment shall equal Eighteen Million Eight Hundred Thousand Dollars ($18,800,000) MINUS THE SUM OF (i) the positive amount, if any, by which the aggregate net worth of the Companies (calculated in accordance with GAAP) as of the Closing Date is less than One Million Five Hundred Eighteen Thousand Eight Hundred Thirty-Four Dollars ($1,518,834) (such amount being referred to as the "Downward Net Worth Adjustment"), (ii) the positive amount, if any, by which the Long Term Liabilities of the Companies (as such term is used in the Financial Statements (as defined below)) as of the Closing Date exceeds Forty-Three Thousand Five Hundred Eighty-Six Dollars ($43,586) (such amount being referred to as the "Long Term Liability Adjustment"), and (iii) the positive amount, if any, by which the Working Capital of the Companies as of the Closing Date is less than One Million One Hundred Fifty-Two Thousand Five Hundred and Seventy-One Dollars ($1,152,571) (such amount being referred to as the "Working Capital Adjustment") PLUS THE POSITIVE AMOUNT, if any, by which the aggregate net worth of the Companies (calculated in accordance with GAAP) as of the Closing Date is more than One Million Five Hundred Eighteen Thousand Eight Hundred Thirty-Four Dollars ($1,518,834) (such amount being referred to as the "Upward Net Worth Adjustment," and together with the Downward Net Worth Adjustment, the Working Capital Adjustment and the Long Term Liability Adjustment, as the "Closing Date Payment Adjustment"); PROVIDED, HOWEVER, THAT, the Companies shall not be charged more than once for any single shortfall (e.g. if the Long Term Liabilities are in excess of $43,586, and such excess causes a shortfall in the required Net Worth, then such amount shall only be charged once against the Purchase Price). At least two days prior to the Closing, Wackenhut and the Companies shall estimate by mutual agreement the amount of the Closing Date Payment (the "Estimated Closing Date Payment") and shall pay such Estimated Closing Date Payment on the Closing Date as follows:
         (i) the Wackenhut Subsidiaries shall pay to the Companies an amount equal to the Estimated Closing Date Payment minus the sum of Five Hundred Thousand Dollars ($500,000) by certified check or wire transfer of immediately available funds, and (ii) the Wackenhut Subsidiaries shall retain Five Hundred Thousand Dollars ($500,000) (the "Closing Date Payment Reserve") to be held and disposed of in accordance with
         SECTION 2.6 below.

                  (b) EARNOUT PAYMENTS. In addition to the Closing Date Payment, the Wackenhut Subsidiaries shall pay to the Companies on account of each of the 1998, 1999 and 2000 fiscal years of the Wackenhut Subsidiaries an amount equal to the product of the Incremental EBIT of the Wackenhut Subsidiaries for such fiscal year, multiplied by five (5) (each such payment being referred to individually as an "Earnout Payment" and together as the "Earnout Payments").

                  (c) CALCULATION OF EARNOUT PAYMENTS. No later than ten (10) business days following the date on which Wackenhut is required to file its annual report on Form 10-K with the SEC for any fiscal year on account of which an Earnout Payment may be due, Wackenhut shall prepare and deliver to the Companies a certificate, verified as to accuracy by the Wackenhut Accountants (the "Earnout Certificate") (i) attaching a copy of the audited financial statements of the Wackenhut Subsidiaries for such fiscal year, (ii) setting forth the EBIT, Base EBIT and Incremental EBIT of the Wackenhut Subsidiaries for such fiscal year, and (iii) designating the Earnout Payment, if any, payable by the Wackenhut Subsidiaries to the Companies on account of such fiscal year. If within ten (10) business days after the Earnout Certificate is delivered to the Companies, the Companies shall not have given written notice to Wackenhut setting forth in detail any objection of the Companies to the Earnout Payment, then such determination of the Earnout Payment shall be final and binding on the parties hereto. In the event that the Companies, within such 10 business day period following delivery of the Earnout Certificate, give written notice to Wackenhut of any objection to such determination of the Earnout Payment, Wackenhut and the Companies shall endeavor to reach agreement on all differences within the 10 business day period following the giving of notice by the Companies of their objection. To the extent that any portion of the Earnout Payment is undisputed by the parties at the end of the 10 business day period following the giving of the notice of objection, such undisputed portion shall be paid, without interest, at that time. If the parties are unable to reach agreement within such 10 business day period, then the matter shall be submitted to the Independent Accountants for determination of the Earnout Payment due to the Companies on account of such fiscal year, which determination shall be final and binding on the parties. In connection with the resolution of any dispute, each party shall pay its own fees and expenses, including, without limitation, their own legal, accounting and consultant fees and expenses; PROVIDED, HOWEVER, that Wackenhut shall pay fifty percent (50%) of the cost and expenses of the Independent Accountants and the Companies and Shareholders, jointly and severally, shall pay the other fifty percent (50%) of the cost and expenses of the Independent Accountants. If the actual Earnout Payment determined to be due by the Independent Accountants is greater than the amount paid by the Wackenhut Subsidiaries pursuant to SECTION 2.4(D) below, then the Wackenhut Subsidiaries shall within ten (10) business days of receipt of the determination from the Independent Accountants pay such difference to the Companies (without interest). If the actual Earnout Payment determined to be due by the Independent Accountants is less than the amount paid by the Wackenhut Subsidiaries pursuant to SECTION 2.4(D) below, then the Companies and the Shareholders shall be jointly and severally obligated to pay and shall pay such difference to the Wackenhut Subsidiaries (without interest) within ten (10) business days of receipt of the determination from the Independent Accountants. If the Companies and Shareholders shall fail to pay such amount when due, Wackenhut shall have the right (but not the obligation), in addition to any other remedies which it may have, to deem such amount to be Wackenhut Indemnifiable Damages in accordance with ARTICLE X (provided that the Wackenhut Indemnification Threshold shall not be applicable to such amount and such amount shall not count against the Wackenhut Indemnification Cap). Notwithstanding anything to the contrary set forth herein, the aggregate amount of the Earnout Payments hereunder shall not exceed Thirty-One Million Eight Hundred Sixty Thousand Dollars ($31,860,000).

                  (d) PAYMENT OF EARNOUT PAYMENTS. The Earnout Payment, if any, payable on account of the Wackenhut Subsidiaries' 1998 and 1999 fiscal years shall be payable by the Wackenhut Subsidiaries to the Companies (in each case, net of any set off permitted to be made on account of Wackenhut Indemnifiable Damages pursuant to ARTICLE X hereof) no later than 15 business days following the date on which Wackenhut is required to file its annual report on Form 10-K with the SEC on account of such year, and the Earnout Payment, if any, payable on account of the Wackenhut Subsidiaries' 2000 fiscal year shall be payable by the Wackenhut Subsidiaries to the Companies (net of any set off permitted to be made on account of Wackenhut Indemnifiable Damages pursuant to
         ARTICLE X hereof) no later than July 31, 2001, with interest on such final payment from April 1, 2001 through the date of payment at the rate of six and one-half percent (6 1/2%) per annum (compounded monthly). Any Earnout Payment required to be paid under this Agreement may be paid, at the election of Wackenhut, in cash (by certified check or wire transfer of immediately available funds), in shares of Wackenhut Series B Common Stock or in any combination thereof. If Wackenhut shall elect to pay all or any portion of an Earnout Payment in shares of Wackenhut Series B Common Stock, then Wackenhut shall issue that number of shares of Wackenhut Series B Common Stock determined by dividing that portion of the Earnout Payment to be paid in shares of Wackenhut Series B Common Stock, by the average closing price of a share of Wackenhut Series B Common Stock on the New York Stock Exchange (the "NYSE") for the five consecutive trading days preceding the third trading day prior to the date on which such shares are delivered by Wackenhut to the Companies. Amounts payable under this SECTION 2.4 shall be due and payable regardless of whether either or both of the Shareholders are employed by the Wackenhut Subsidiaries at the time such payment is due, PROVIDED HOWEVER, THAT, if either shareholder (the "Breaching Shareholder") shall (i) breach his obligations under SECTION 6.10 of this Agreement or SECTION 7 of his respective Employment Agreement, (ii) resign his employment with the Wackenhut Subsidiaries (or with Wackenhut or any other Wackenhut Affiliate by which he may be employed), or (iii) have his employment with the Wackenhut Subsidiaries (or with Wackenhut or any other Wackenhut Affiliate by which he may be employed) terminated for Special Cause, then Wackenhut shall have the right exercisable in its sole discretion not to pay that portion of the Earnout Payments thereafter required to be paid hereunder equal to the Breaching Shareholder's proportionate present interest in the Companies (i.e. if Dockery shall be the Breaching Shareholder, then the amount of any Earnout Payments thereafter required to be paid hereunder shall be reduced by sixty-five percent (65%) (or by sixty-percent (60%) if the Closing Date shall occur after December 31, 1997 and Dockery shall have on or prior to the Closing Date transferred a five-percent (5%) interest in the Companies to Fedder); and if Fedder shall be the Breaching Shareholder, then the amount of any Earnout Payments thereafter required to be paid hereunder shall be reduced by thirty-five percent (35%) (or by forty-percent (40%) if the Closing Date shall occur after December 31, 1997 and Dockery shall have on or prior to the Closing Date transferred a five-percent (5%) interest in the Companies to Fedder), and if Wackenhut shall elect not to pay such portion of the Earnout Payments, then the Companies shall be deemed to have automatically waived and released the right to receive such payments.

                  (e) DETERMINATION OF ADJUSTMENT OF EARNOUT PAYMENTS. The Earnout Payment paid or payable on account of any fiscal year shall be subject to adjustment upward or downward if there shall be any adjustments to the Wackenhut Subsidiaries' audited financial statements for such fiscal year which are made by Wackenhut on or prior to the date on which Wackenhut is required to file its annual report on Form 10-K with the SEC for the fiscal year following the subject fiscal year. If there shall be any such adjustment to the Wackenhut Subsidiaries' audited financial statements for any fiscal year on account of which an Earnout Payment was paid or is payable, Wackenhut shall prepare and deliver to the Companies a certificate, verified as to accuracy by the Wackenhut Accountants (the "Earnout Adjustment Certificate") (i) attaching a copy of the audited financial statements of the Wackenhut Subsidiaries for such fiscal year as revised to reflect any adjustments thereto, (ii) setting forth the adjusted EBIT, Base EBIT and Incremental EBIT of the Wackenhut Subsidiaries for such fiscal year, and (iii) setting forth any overpayment or underpayment in the Earnout Payment, if any, payable by the Wackenhut Subsidiaries to the Companies on account of such fiscal year. If within ten (10) business days after the Earnout Adjustment Certificate is delivered to the Companies, the Companies shall not have given written notice to Wackenhut setting forth in detail any objection of the Companies to the Earnout Adjustment Certificate, then such determination of the earnout adjustment shall be final and binding on the parties hereto. In the event that the Companies, within such 10 business day period following delivery of the Earnout Adjustment Certificate, give written notice to

         Wackenhut of any objection to such determination of the earnout adjustment, Wackenhut and the Companies shall endeavor to reach agreement on all differences within the 10 business day period following the giving of notice by the Companies of their objection. To the extent that any portion of the earnout adjustment is undisputed by the parties at the end of the 10 business day period following the giving of the notice of objection, such undisputed portion shall be paid, without interest, at that time. If the parties are unable to reach agreement within such 10 business day period, then the matter shall be submitted to the Independent Accountants for determination of the earnout adjustment due on account of such fiscal year, which determination shall be final and binding on the parties. In connection with the resolution of any dispute, each party shall pay its own fees and expenses, including, without limitation, their own legal, accounting and consultant fees and expenses; PROVIDED, HOWEVER, that Wackenhut shall pay fifty percent (50%) of the cost and expenses of the Independent Accountants and the Companies and Shareholders shall, jointly and severally, pay the other fifty percent (50%) of the cost and expenses of the Independent Accountants.

                  (f) PAYMENTS ON ACCOUNT OF ADJUSTMENT OF EARNOUT PAYMENTS. If any adjustment in the Wackenhut Subsidiaries' audited financial statements for any fiscal year shall under SECTION 2.4(E) above result in an increase in the Earnout Payment payable on account of such fiscal year, then the Wackenhut Subsidiaries shall pay to the Companies any incremental Earnout Payment, without interest, no later than ten (10) business days following the delivery of the Earnout Adjustment Certificate (or, if written objection to such calculation has been timely given by the Companies to Wackenhut, then within 10 business days following the determination of the Earnout Payment by the Independent Accountants). If any such adjustment in the Wackenhut Subsidiaries audited financial statements for any fiscal year shall under SECTION 2.4(E) above result in a decrease in the Earnout Payment payable on account of such fiscal year, then the Companies and the Shareholders shall be jointly and severally obligated to, and shall, repay to the Wackenhut Subsidiaries any overpayment in the Earnout Payment, without interest, no later than ten (10) business days following the delivery of the Earnout Adjustment Certificate (or, if written objection to such calculation has been timely given by the Companies to Wackenhut, then within 10 business days following the determination of the Earnout Payment by the Independent Accountants). If the Companies and the Shareholders shall fail to repay any overpayment in the Earnout Payment payable on account of any fiscal year when due, then the Wackenhut Subsidiaries shall have the right (but not the obligation), in addition to any other remedies which they may have, to deem any portion of such overpayment which remains unpaid to be Wackenhut Indemnifiable Damages under ARTICLE X (provided that the Wackenhut Indemnification Threshold shall not be applicable to any such amount and such amount shall not count against the Wackenhut Indemnification Cap).

                  (g) ACCELERATION OF EARNOUT PAYMENTS. Notwithstanding anything to the contrary set forth herein, if (i) the Wackenhut Subsidiaries shall sell, transfer or otherwise dispose of a material part of their "book of business" (i.e. leased employees) taken on an aggregate basis (PROVIDED, HOWEVER, THAT, the Wackenhut Subsidiaries shall not be deemed to have disposed of any portion of their "book of business" if they shall either (x) elect to cease doing business with any of their clients or if any of their clients shall elect to cease doing business with the Wackenhut Subsidiaries or (y) transfer any of their employees to another direct or indirect wholly owned subsidiary of Wackenhut principally for the purpose of obtaining or maintaining reduced unemployment insurance rates), (ii) Wackenhut shall cease to own, directly or indirectly, a majority of the capital stock of the Wackenhut Subsidiaries or their successors, other than as a result of a public offering by any Affiliate of Wackenhut that directly or indirectly owns the capital stock of the Wackenhut Subsidiaries or their successors, or other than the distribution by Wackenhut to its shareholders of the capital stock of any Affiliate of Wackenhut that directly or indirectly owns the capital stock of the Wackenhut Subsidiaries or their successors, (iii) the employment of both of the Shareholders by the Wackenhut Subsidiaries (and by Wackenhut and any other Wackenhut Affiliate by which he may be employed) shall be terminated without "cause" (as defined in the respective Employment Agreements), (iv) any of the Wackenhut Subsidiaries shall merge or consolidate with or into another entity (other than a merger or consolidation involving only the Wackenhut Subsidiaries themselves), in each case, without the consent of the Companies or (v) any Person or group (as such term is defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) (other than George Wackenhut, members of his family or his heirs and descendants, or trusts of which any of George Wackenhut, members of his family or his heirs and descendants are beneficiaries, or any group consisting of George Wackenhut, members of his family or his heirs and descendants, or trusts of which any of such parties are beneficiaries) shall acquire a majority of the issued and outstanding shares of the voting capital stock of Wackenhut (any such event set forth in items
         (i) through (v) above being referred to as a "Disposition"), then the Companies shall have the right, exercisable by delivery of a written notice (an "Earnout Acceleration Notice") to Wackenhut within 30 calendar days following the receipt by the Companies of notice of any Disposition to elect to accelerate the payment of the remaining Earnout Payments. If the Companies shall elect to so accelerate the payment of the remaining Earnout Payments, then the amount of the accelerated Earnout Payments shall equal the average of the Earnout Payments, if any, paid or payable on account of each of the previous fiscal years and the fiscal year in which the Disposition occurs (based upon an annualized EBIT of the Wackenhut Subsidiaries for that portion of the fiscal year occurring prior to the Disposition) multiplied by the number of then remaining fiscal years on account of which Wackenhut may be obligated to pay Earnout Payments (including the fiscal year in which the Disposition occurs). If the Companies shall deliver an Earnout Acceleration Notice, then Wackenhut shall cause the Wackenhut Accountants to prepare an audit of the financial statements of the Wackenhut Subsidiaries for the period of the then current fiscal year which occurs prior to the Disposition, and Wackenhut shall prepare and deliver to the Companies a certificate, verified as to accuracy by the Wackenhut Accountants (the "Accelerated Earnout Certificate") (i) attaching a copy of the audited financial statements of the Wackenhut Subsidiaries for such period, (ii) setting forth the annualized EBIT, Base EBIT and Incremental EBIT on account of such fiscal year, and
         (iii) setting forth the amount of the accelerated Earnout Payment, if any, payable by the Wackenhut Subsidiaries to the Companies. If within ten (10) business days after the Accelerated Earnout Certificate is delivered to the Companies, the Companies shall not have given written notice to Wackenhut setting forth in detail any objection of the Companies to the Accelerated Earnout Payment, then such determination of the Accelerated Earnout Payment shall be final and binding on the parties hereto. In the event that the Companies, within such 10 business day period following delivery of the Accelerated Earnout Certificate, give written notice to Wackenhut of any objection to such determination of the Accelerated Earnout Payment, Wackenhut and the Companies shall endeavor to reach agreement on all differences within the 10 business day period following the giving of notice by the Companies of their objection. To the extent that any portion of the Accelerated Earnout Payment is undisputed by the parties at the end of the 10 business day period, such undisputed portion shall be paid, without interest, at that time. If the parties are unable to reach agreement within such 10 business day period following the giving of the notice of objection, then the matter shall be submitted to the Independent Accountants for determination of the Accelerated Earnout Payment, which determination shall be final and binding on the parties. In connection with the resolution of any dispute, each party shall pay its own fees and expenses, including, without limitation, their own legal, accounting and consultant fees and expenses; PROVIDED, HOWEVER, that Wackenhut shall pay fifty percent (50%) of the cost and expenses of the Independent Accountants and the Companies and Shareholders, jointly and severally, shall pay the other fifty percent (50%) of the cost and expenses of the Independent Accountants. The Accelerated Earnout Payment, if any, payable under this Section shall be payable without interest, shall be in lieu of any further Earnout Payments otherwise due from the Wackenhut Subsidiaries hereunder and shall in no event exceed the difference between Thirty-One Million Eight Hundred Sixty Thousand Dollars ($31,860,000) and the aggregate amount of Earnout Payments previously paid or payable hereunder by the Wackenhut Subsidiaries to the Companies.

                  (h) GUARANTY. As a material inducement to the Shareholders and the Companies to enter into this Agreement, Wackenhut hereby absolutely and unconditionally guarantees to the Shareholders and the Companies the due and punctual payment of all amounts owed to the Shareholders and the Companies under this Agreement. The liability of Wackenhut under this Agreement shall be joint and several with the liability of the Wackenhut Subsidiaries. In the event of a default in payment by the Wackenhut Subsidiaries, Wackenhut shall make payment of all such amounts within seven (7) business days of Wackenhut's receipt of written notice of such default. The guarantee of Wackenhut contained in this SECTION 2.4(H) shall be a continuing guarantee and may not be assigned, revoked, modified or amended by Wackenhut without the consent of both of the Shareholders, which may be given or withheld in the sole and absolute discretion of the Shareholders. Wackenhut agrees to pay all attorneys' fees, paralegals' fees and all other costs and expenses which may be incurred by the Shareholders and the Companies in the enforcement of Wackenhut's obligations under this SECTION 2.4(H).

         2.5 PURCHASE PRICE ALLOCATION AND TAX RETURNS. The purchase price as determined for tax purposes only (which includes the amount of cash and other property paid to the Companies plus liabilities assumed pursuant to this Agreement) shall be allocated among the Purchased Assets of the Companies and the covenants set forth in SECTION 6.10 below, and such allocated purchase price shall be further allocated among the particular Purchased Assets of each Company. The purchase price (including the Earnout Payments, if any, payable hereunder) shall be allocated as of the Closing Date by mutual agreement of the parties and shall be reflected in a certificate signed by the parties on the Closing Date (the "Purchase Price Allocation Certificate") (which allocation shall be subject to adjustment by the parties upon the determination of the Actual Closing Date Payment which is made pursuant to SECTION 2.6). Notwithstanding anything to the contrary set forth herein, the amount allocated to the tangible assets of the Companies shall be no less than the book value thereof as reflected on the Closing Date Balance Sheet and the amount allocated to the covenants set forth in SECTION 6.10 below shall be no less than Fifty Thousand Dollars ($50,000). The parties agree that all Tax Returns, including, without limitation, IRS Form 8594, shall be consistent with the allocation set forth on SCHEDULE 2.5 (as adjusted by Wackenhut) and the Companies and the Shareholders shall not take any position which is inconsistent therewith.

         2.6 CLOSING DATE PAYMENT ADJUSTMENT. Within sixty (60) days following the Closing Date, Wackenhut shall cause the Wackenhut Accountants to prepare an audit of the financial statements of the Companies for the portion of the then current fiscal year through and including the Closing Date, and Wackenhut shall prepare and deliver to the Companies a certificate, verified as to accuracy by the Wackenhut Accountants (the "Closing Date Payment Certificate") (i) attaching a copy of the audited financial statements of the Companies for such period, and
(ii) setting forth the actual amount of the Closing Date Payment (which actual amount is referred to herein as the "Actual Closing Date Payment"), which shall be determined on a basis consistent with the determination of the Estimated Closing Date Payment. If within ten (10) business days after the Closing Date Payment Certificate is delivered to the Companies, the Companies shall not have given written notice to Wackenhut setting forth in detail any objection of the Companies to the Actual Closing Date Payment, then such determination of the Actual Closing Date Payment shall be final and binding on the parties hereto. In the event that the Companies, within such 10 business day period following delivery of the Closing Date Payment Certificate, give written notice to Wackenhut of any objection to such determination of the Actual Closing Date Payment, Wackenhut and the Companies shall endeavor to reach agreement on all differences within the 10 business day period following the giving of notice by the Companies of their objection. To the extent that any portion of the Actual Closing Date Payment is undisputed by the parties at the end of the 10 business day period following the giving of the notice of objection and such undisputed portion of the Actual Closing Date Payment exceeds the Estimated Closing Date Payment, then Wackenhut shall pay such undisputed portion to the Companies (to the extent not already paid by Wackenhut to the Companies) without interest, at that time. If the parties are unable to reach agreement within such 10 business day period, then the matter shall be submitted to the Independent Accountants for determination of the Actual Closing Date Payment due to the Companies, which determination shall be final and binding on the parties. In connection with the resolution of any dispute, each party shall pay its own fees and expenses, including, without limitation, their own legal, accounting and consultant fees and expenses; PROVIDED, HOWEVER, that Wackenhut shall pay fifty percent (50%) of the cost and expenses of the Independent Accountants and the Companies and Shareholders shall jointly and severally pay the other fifty percent (50%) of the cost and expenses of the Independent Accountants. If the Estimated Closing Date Payment is greater than the Actual Closing Date Payment, then the Companies and the Shareholders shall be jointly and severally obligated to repay, in the manner set forth below, to the Wackenhut Subsidiaries, within ten (10) business days following the date of delivery of the Closing Date Payment Certificate or, if disputed, the date of the determination of the Actual Closing Day Payment by the Independent Accountants, the difference between the Estimated Closing Date Payment and the Actual Closing Date Payment, with interest on such difference from the Closing Date through the date of payment at the rate of six and one-half percent (6 1/2%) per annum (compounded monthly). As collateral security for the Companies' and Shareholders' obligations to repay such amount, the Wackenhut Subsidiaries shall set aside and hold the Closing Date Payment Reserve, and the Companies and the Shareholders hereby grant Wackenhut and the Wackenhut Subsidiaries a first priority security interest in the Closing Date Payment Reserve and any and all interest which may accrue thereon. If the Estimated Closing Date Payment is greater than the Actual Closing Date Payment, but such difference is less than the amount of the Closing Date Payment Reserve, then the Wackenhut Subsidiaries shall set off such difference against the Closing Date Payment Reserve and shall, within ten (10) business days following the date of delivery of the Closing Date Payment Certificate or, if disputed, the date of the determination of the Actual Closing Date Payment by the Independent Accountants, return the balance of the Closing Date Payment Reserve, if any, to the Companies, together with interest on such balance from the Closing Date through the date of payment at the rate of six and one-half percent (6 1/2%) per annum (compounded monthly). If the Estimated Closing Date Payment is equal to the Actual Closing Date Payment then the Wackenhut Subsidiaries shall, within ten business days following the date of delivery of the Closing Date Payment Certificate or, if disputed, the date of the determination of the Actual Closing Date Payment by the Independent Accountants, return the balance of the Closing Date Payment Reserve to the Companies, together with interest thereon from the Closing Date through the date of payment at the rate of six and one-half percent (6 1/2%) per annum (compounded monthly). If the Estimated Closing Date Payment is greater than the Actual Closing Date Payment by more than the amount of the Closing Date Payment Reserve, then Wackenhut shall set off such difference against the Closing Date Payment Reserve, and the Companies and the Shareholders shall be jointly and severally obligated to pay and shall pay the balance of such shortfall to the Wackenhut Subsidiaries within ten (10) business days of receipt of the Closing Date Payment Certificate. If the Companies and Shareholders shall fail to pay such amount when due, then the Wackenhut Subsidiaries shall have the right (but not the obligation), in addition to any other remedies which they may have, to deem such amount to be Wackenhut Indemnifiable Damages in accordance with ARTICLE X (provided that the Wackenhut Indemnification Threshold shall not be applicable to any such amount and such amount shall not counted against the Wackenhut Indemnification Cap). If the Actual Closing Date Payment is greater than the Estimated Closing Date Payment, then the Wackenhut Subsidiaries shall pay to the Companies the sum of (i) the full amount of the Closing Date Payment Reserve, and (ii) the difference between the Actual Closing Date Payment and the Estimated Closing Date Payment, to the extent that Wackenhut has not already paid all or any portion of such amount to the Companies, in each case, together with interest thereon from the Closing Date through the date of payment at the rate of six and one-half percent (6 1/2%) per annum (compounded monthly).

         2.7 ASSUMED LIABILITIES. The Wackenhut Subsidiaries shall at the Closing assume and agree to pay, discharge and perform when lawfully required all of the obligations, duties and liabilities of the Companies which are (a) reflected on the Current Balance Sheet (as defined below) and not theretofore paid or discharged, (b) incurred since the date of the Current Balance Sheet but on or prior to the Closing Date in the ordinary course of business consistent with past practice (other than those which relate to breach of contract, breach of warranty, tort, infringement or violation of law, or which arise out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) incurred in the ordinary course of business consistent with the past practice prior to the date of the Current Balance Sheet (other than obligations and liabilities relating to any default by any of the Companies under any Contract or obligation which default existed or had occurred prior to the Closing) which in accordance with GAAP consistently applied were not required to be recorded on the Current Balance Sheet and which in the aggregate would not have a Material Adverse Effect on the Wackenhut Subsidiaries and (d) due and owing under the Software Note (collectively the "Assumed Liabilities"); PROVIDED, HOWEVER, that any obligations, duties or liabilities set forth in sub-sections (b) through
(i), inclusive, of SECTION 2.8 shall not constitute Assumed Liabilities hereunder whether or not such obligations, duties or liabilities fall within sub-sections (a), (b) or (c) of this SECTION 2.7. The Wackenhut Subsidiaries shall not assume or be responsible for any obligations, duties or liabilities of CMC, PEM II and PEM III, whether or not reflected on the Current Balance Sheet.

         2.8 EXCLUDED LIABILITIES. The parties expressly agree that neither Wackenhut nor the Wackenhut Subsidiaries shall assume, agree to pay or otherwise become liable for any obligation or liability of any Company, Shareholder or other Person other than the Assumed Liabilities (with any liabilities or obligations other than the Assumed Liabilities being referred to herein as the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following:

                  (a) any liability or obligation of any Company, Shareholder or other Person, absolute or contingent, known or unknown, not expressly agreed to be assumed pursuant to the provisions of SECTION 2.7 of this Agreement;

                  (b) any liability or obligation of any Company, Shareholder or other Person against which Wackenhut is indemnified pursuant to ARTICLE X of this Agreement;

                  (c) any liability or obligation of any Company or Shareholder arising under this Agreement;

                  (d) any liability or obligation of any Company, Shareholder or other Person relating to any Taxes, including any interest or penalties thereon;

                  (e) any liability or obligation of any Company, Shareholder or other Person relating to any default under any of the Assumed Liabilities to the extent such default existed prior to Closing;

                  (f) any liability or obligation of any Company to any of the Shareholders or any of their Affiliates, whether by contract, tort, pursuant to law or otherwise.

                  (g) any liability or obligation of any Company, Shareholder or other Person relating to or arising under the Retrospective Policy; and

                  (h) any liability or obligation of CMC, PEM II or PEM III, and

                  (i) any liability or obligation of any Company, Shareholder or other Person relating to any claims of a franchisee of any Company arising from or related to (w) the offering or sale of the franchise to any Person, (x) the transactions contemplated by this Agreement, (y) the termination or attempted termination or modification or attempted modification of any franchise rights or (z) any facts, circumstances, events, actions or failure to act occurring on or prior to the Closing Date.

         2.9 NO EXPANSION OF THIRD PARTY RIGHTS. The transfer by the Companies of the Assumed Liabilities and the assumption thereof by the Wackenhut Subsidiaries, subject to the terms and conditions of this Agreement, shall in no way expand the rights or remedies of any third party against Wackenhut, any of the Wackenhut Subsidiaries or any of the Companies as compared to the rights and remedies which such third party would have had against the Companies had the Wackenhut Subsidiaries not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Wackenhut Subsidiaries of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.10 TIME AND PLACE OF THE CLOSING. Subject to and after the fulfillment or waiver of the terms and conditions set forth in this Agreement, the closing of the purchase and sale of the Purchased Assets shall take place at the offices of Akerman, Senterfitt & Eidson, P.A. in West Palm Beach, Florida, on a date mutually acceptable to the parties within ten (10) business days following the fulfillment or written waiver of such conditions, or such other date, time and place as the parties may mutually agree. Such event is referred to throughout this Agreement as the "Closing" and such date and time are referred to as the "Closing Date."

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF WACKENHUT

         As a material inducement to the Companies and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Wackenhut makes the following representations and warranties to the Companies and the Shareholders:

         3.1 CORPORATE STATUS. Wackenhut is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         3.2 CORPORATE POWER AND AUTHORITY. Wackenhut has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Wackenhut has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Wackenhut and constitutes the legal, valid and binding obligation of Wackenhut, enforceable against Wackenhut in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 NO COMMISSIONS. Wackenhut has not incurred any obligation for any finder's, broker's or agent's fees or commissions or similar compensation in connection the transactions contemplated hereunder.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANIES AND THE SHAREHOLDERS

         As a material inducement to Wackenhut to enter into this Agreement and to consummate the transactions contemplated hereby, each Company and Shareholder, jointly and severally, make the following representations and warranties to Wackenhut and each of the Wackenhut Subsidiaries:

         4.1 CORPORATE STATUS. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. SCHEDULE 4.1 sets forth a list of the jurisdictions in which each Company is qualified to conduct business as a foreign corporation and each Company is in good standing in each of the jurisdictions in which it is so qualified. The jurisdictions listed on SCHEDULE
4.1 for each Company are the only jurisdictions where the nature of the properties and assets and the conduct of the business by each Company requires such qualification. SCHEDULE 4.1 sets forth a list of all names under which each Company has at any time done business. Each Company is in compliance with all material requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. No Company has changed its name or used any assumed or fictitious name other than those listed on SCHEDULE 4.1, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, in each case, since the date of its organization. There is no pending or, to the Company's and Shareholders' knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Company.

         4.2 POWER AND AUTHORITY. Each Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders is an individual residing in the State of Florida and has the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each Company and Shareholder, and constitutes the legal, valid and binding obligation of each of the them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 CAPITALIZATION. SCHEDULE 4.4 sets forth, with respect to each Company, (a) the number of authorized shares of each class of its capital stock,
(b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of any Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on SCHEDULE 4.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock) to any Person. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any Company. No Company is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         4.5 SHAREHOLDERS OF THE COMPANIES. SCHEDULE 4.5 sets forth, with respect to each Company, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned beneficially and of record by, each Shareholder as of the close of business on the date of this Agreement. The Shareholders constitute all of the record and beneficial holders of all issued and outstanding shares of capital stock of the

Companies, and each of the Shareholders owns such shares as is set forth next to his name on SCHEDULE 4.5, free and clear of all Liens, claims or restrictions of any kind.

         4.6 NO VIOLATION; CONSENTS AND APPROVALS. Except as set forth on
SCHEDULE 4.6, the execution and delivery of this Agreement by each Company and Shareholder, the performance by each of them of its obligations hereunder and the consummation by each of them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of any Company, (b) violate or conflict with any Legal Requirement which is either applicable to, binding upon or enforceable against any Company or Shareholder, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any Company or Shareholder, (d) result in or require the creation or imposition of any Lien, claim or restriction upon or with respect any of the Purchased Assets, (e) give to any individual or entity a right or claim against any Company or Shareholder or any of the Purchased Assets, or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Wackenhut and any applicable filings required to be made by the parties under the HSR Act.

         4.7 RECORDS OF THE COMPANIES. The copies of the Articles of Incorporation and Bylaws of each Company which were provided to Wackenhut are true, accurate and complete and reflect all amendments made through the date of this Agreement. Except as set forth on SCHEDULE 4.7, the minute books for each Company made available to Wackenhut for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them. All material accounts, books, ledgers and official and other records of each Company have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. Except as set forth on SCHEDULE 4.7, the stock ledgers of each Company, as previously made available to Wackenhut, contain true, accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each Company.

         4.8 SUBSIDIARIES. No Company owns, directly or indirectly, any outstanding voting securities of or other interests in, or has any control over, any other corporation, partnership, joint venture or other business entity.

         4.9 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 4.9 are (i) the consolidated financial statements of PEM and PEM IV for the nine months ended September 30, 1997, including the notes thereto (collectively, the "Interim Financial Statements"), and (ii) the financial statements of PEM, PEM IV (formerly known as "Celeste Dockery, Inc.") and Carey McAnally & Company for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, including the notes thereto, which have been audited by Shinn & Company P.A., Inc. for 1994 and 1995 and by Coopers & Lybrand LLP for 1996 (collectively, the "Audited Financial Statements" and together with the Interim Financial Statements sometimes referred to herein as the "Financial Statements"). The consolidated balance sheet of the Companies dated as of September 30, 1997 included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Companies at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Companies fully and fairly reflect all of their material transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein. Neither PEM II nor PEM III have any assets or liabilities of kind or nature whatsoever.

         4.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on SCHEDULE 4.10, none of the Companies have since the date of the Current Balance Sheet (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) paid any bonus to or increased the rate of compensation of any of its officers or employees or amended any other terms of employment of such persons (other than in the ordinary course of business consistent with past practice); (d) sold, leased or assigned any of its properties or assets (including, without limitation, any of its "book of business") other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures other than in the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate other than in the ordinary course of business consistent with past practice, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate;
(i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (k) made or adopted any change in its accounting practices or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course of business consistent with past practice; (m) entered into any transaction with any Shareholder or an Affiliate of any Company or Shareholder; (n) entered into any employment, consulting or independent contractor agreement (other than agreements entered into with the Companies's employees who are leased to the Companies' clients in the ordinary course of business consistent with past practice); (o) terminated, amended or modified any agreement involving an amount in excess of $10,000 in the aggregate; (p) imposed any security interest or other Lien or restriction on any of the Purchased Assets; (q) not paid in the ordinary course of business consistent with past practice any account payable which is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions in excess of $10,000 in the aggregate; (s) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Companies, taken as a whole; or (t) agreed to do or authorized any of the foregoing.

         4.11 LIABILITIES OF THE COMPANIES. None of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon (none of which relate to any default by any of the Companies under any Contract or obligation).

         4.12 LITIGATION. Except as set forth on SCHEDULE 4.12, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Companies and the Shareholders, threatened against, by or affecting any Company or Shareholder, any Company's properties or assets or which question the validity or enforceability of this Agreement or the transactions contemplated hereby. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any Company is or was a party which have not been complied with in full or which continue to impose any material obligations on any Company or which may have a Material Adverse Effect on any Company, or the Business.

         4.13     ENVIRONMENTAL MATTERS.

                  (a) Each Company and Shareholder is and has at all times been in full compliance with all Environmental Laws (as defined herein) governing each Company and its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined herein) and Handling (as defined herein) of Hazardous Substances (as defined herein); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined herein) for the ownership of properties and assets and the operations by each Company of its business as conducted at the present time or at any time in the past; or (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations of any nature or proceedings (collectively "Proceedings") pending or threatened against or involving any Company, its business, operations, properties or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to any Company or Shareholder thereunder in connection with, related to or arising out of the ownership by any Company of its properties or assets or the operation of its business which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Wackenhut or its Affiliates hereunder in the event that the transactions contemplated by this Agreement are consummated.

                  (c) None of the Companies or Shareholders have Handled or Discharged, or allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances;
         (ii) any parcel of real property owned or leased by the Company now or at any time; (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or any relevant state agency has notified any Company or any of the Shareholders that it has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property owned or leased by any Company.

                  (d) Except as set forth on SCHEDULE 4.13, (i) none of the Companies uses, or has used, any Aboveground Storage Tanks (as defined herein) or Underground Storage Tanks (as defined herein), (ii) there are not now nor have there ever been any Underground Storage Tanks on any real property owned or leased by any of the Companies, and (iii) there has been no discharge from or rupture of any such Aboveground Storage Tanks or Underground Storage Tanks listed on SCHEDULE 4.13.

                  (e) SCHEDULE 4.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by any of the Companies, any of the Shareholders or any agents or representatives of any of the Companies or any of the Shareholders, or, to the knowledge of any of the Companies or Shareholders, undertaken by any Governmental Authority, or any third party, relating to or affecting any of the Companies or any real property owned or leased by any of the Companies;
         (ii) the results of any ground water, soil, air or asbestos investigations or monitoring undertaken by any of the Companies or any of the Shareholders or any agents or representatives of any of the Companies or any of the Shareholders, or, undertaken by any Governmental Authority or any third party, relating to or affecting any of the Companies or any real property owned or leased by any of the Companies; (iii) all material written communications between any of the Companies or any of the Shareholders and any Governmental Authority arising under or related to Environmental Laws, including, but no limited to, any notice of violation and notices of non-compliance; and
         (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting any of the Companies or any real property owned or leased by any of the Companies.

                  (f) For purposes of this Section, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Company" or "Companies" is deemed to refer in this Section to each of the Companies and their respective officers, directors, employees, subsidiaries and other Affiliates.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, land, surface water, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, ordinances, orders, ordinances, plans, injunctions, decrees, rulings, licenses, and changes thereto or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where any of the Companies conducts business, whether currently in existence or hereafter enacted, issued or promulgated, any of which govern, or purport to govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste, petroleum or petroleum products or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, plans, injunctions, decrees, rulings, licenses and changes thereto, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, ET SEQ. (herein collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 ET SEQ. (herein collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, ET SEQ.; the Clean Water Act, as amended, 33 U.S.C. ss.1311, ET SEQ.; the Clean Air Act, as amended (42 U.S.C. ss.7401- 7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, ET SEQ. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, ET SEQ. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals, decrees and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 ET SEQ., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         4.14     REAL ESTATE.

                  (a) None of the Companies owns or has ever owned any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein).

                  (b) SCHEDULE 4.14(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any Company is a party, which are for the use or occupancy of real property (true, correct and complete copies of which have previously been furnished to Wackenhut), in each case, setting forth (A) the lessor and lessee thereof and the commencement date and term of each of the Leases, and (B) the street address of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended, and, to the knowledge of the Companies and the Shareholders, no party thereto is in default or breach under any such Lease. To the knowledge of the Companies and the Shareholders, there is no anticipated breach by any other party to such Leases. To the knowledge of the Companies and the Shareholders, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. With respect to each such Leased
         Premises: (i) the Companies have valid leasehold interests in the Leased Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever; (ii) the portions



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



         of the buildings located on the Leased Premises that are used in the business of any Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Companies' current and reasonably anticipated normal business activities as conducted thereat; (iii) each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Companies' business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and (iv) no Company has received notice of
         (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and, to the knowledge of the Companies and the Shareholders, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises for which any of the Companies my be responsible, and no such special assessment is, to the knowledge of the Shareholders and the Companies, contemplated by any Governmental Authority.

         4.15 GOOD TITLE TO AND CONDITION OF ASSETS. Except as set forth on
SCHEDULE 4.15, each Company has good and marketable title to all of the Purchased Assets, free and clear of any Liens, with full power to sell, transfer and assign the same to the Wackenhut Subsidiaries free and clear of any Liens. With exceptions that are not material in the aggregate, the tangible Purchased Assets are in good operating condition, normal wear and tear excepted, and have been maintained substantially in accordance with all applicable manufacturer's specifications and warranties. The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such Business is currently being conducted. SCHEDULE 4.15 lists the vehicles owned, leased or used by the Companies, setting forth the make, model, vehicle identification number and year of manufacture and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of any lien, and if leased, the name of the lessor and a summary of the general terms of the lease.

         4.16 COMPLIANCE WITH LAWS. Each of the Companies is in compliance with all Legal Requirements applicable to it, its business and operations (as conducted by it now and in the past), the Purchased Assets and any other properties and assets (in each case owned or used by it now or in the past) and none of the Companies or Shareholders is currently charged with or is in receipt of any notice (currently in effect) of any violation of any Legal Requirements relating to any of the Companies or the Business. Each of the Companies is and has at all times been in compliance with all Legal Requirements relating to its relationship and any transactions with or involving AIA, Inc. None of the Companies or, to the knowledge of the Companies and the Shareholders, any of their respective officers, directors, employees, Affiliates or agents, has made any payment of funds in connection with the Companies and their business and operations which is prohibited by law, and no funds have been set aside to be used in connection with the Companies and their business and operations for any payment prohibited by law. None of the Companies is subject to any Contract or Legal Requirement which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. None of the

Companies or Shareholders has actual knowledge that any present or former clients of any of the Companies has failed to comply with all Legal Requirements applicable to it and its business and operations, including, without limitation, all Environmental Laws and Labor Laws.

         4.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 4.17 sets forth the name, address, social security number and current rate of compensation of the employees of each Company, other than those employees who are leased to a third party. No Company is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of any Company into one or more collective bargaining units. There has never been any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of any Company or which may interfere with its continued operations. To the knowledge of the Companies and the Shareholders, no Company or any agent, representative or employee thereof has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Companies and Shareholders, threatened charge or complaint against any Company by or with the National Labor Relations Board or any representative thereof. To the knowledge of the Companies and the Shareholders, no employee or group of employees has any plans to terminate his or her employment with any Company as a result of the transactions contemplated hereby or otherwise. Each Company has complied with applicable Legal Requirements relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, the Immigration and Naturalization Act, the Florida Civil Rights Act of 1992 and the Florida Workers Compensation Law and comparable statutes promulgated by other states, in each case, as amended, or any successor law, and any rules and regulations promulgated thereunder (collectively, the "Labor Laws").

         4.18     EMPLOYEE BENEFIT PLANS.

                  (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 4.18 contains a list setting forth each employee benefit plan or arrangement of each Company, including but not limited to employee pension benefit plans, as defined in Section 3(2) of ERISA, multiemployer plans, as defined in
         Section 3(37) of ERISA, employee welfare benefit plans, as defined in
         Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the Companies participate (collectively, the "Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Wackenhut). None of the Employee Benefit Plans is a plan described in
         Section 4021(a) of ERISA and, thus, none is subject to Title IV of ERISA and none of the Employee Benefit Plans is a Defined Benefit Plan as defined in Section 414(j) of the Code.

                  (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims (other than routine claims for benefits) or disputes are pending, or, to the knowledge of the Companies and the Shareholders, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority; and (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review or other proceeding; and (v) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) QUALIFIED PLANS. With respect to each Employee Benefit Plan intended to qualify under Sections 401(a) or 403(a) (i) of the Code, the Internal Revenue Service has issued a favorable determination letter to that effect, true and correct copies of which have been furnished to Wackenhut; (ii) no such determination letter has been revoked and no such revocation has been threatened, and no amendment or other action or omission has occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; and (iii) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable,
         Section 302 of ERISA or Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                  (d) MULTIEMPLOYER PLANS. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan") (i) all contributions required to be made with respect to employees of the Companies have been timely paid; (ii) none of the Companies have incurred, or are expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) SCHEDULE 4.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) WELFARE PLANS. (i) Except as may be required by applicable law, no Company is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Companies or its predecessors after termination of employment; (ii) each Company has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) CONTROLLED GROUP LIABILITY. None of the Companies, nor any entity that would be aggregated with them under Sections 414(b), (c),
         (m) or (o) of the Code: (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Section 4980B of the Code or Section 601 through 608 of ERISA.

                  (g) OTHER LIABILITIES. (i) None of the Employee Benefit Plans obligates any Company to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the applicable Company as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the applicable Company.

         4.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to each Company or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable legal requirements, and all such Tax Returns are true and accurate in all respects. Except as set forth on SCHEDULE 4.19, all Taxes due and payable by or with respect to each Company (other than any income taxes payable solely by the Shareholders) have been paid or are accrued on the Current Balance Sheet or will be accrued on such Company's books and records as of the Closing. Except as set forth in SCHEDULE



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



4.19 hereto: (i) with respect to each taxable period of each Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any Company; (iii) no Company has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) no Company has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of the Companies and the Shareholders, threatened against or with respect to any Company regarding Taxes;
(vi) no Company has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any Company; (viii) no Company will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (ix) no Company has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) no Company is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against any Company for any period for which Tax Returns have been filed; (xii) no Company has made any payments, and is not nor will it become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) no Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where a Company does not file Tax Returns that such Company is or may be subject to Taxes assessed by such jurisdiction;
(xv) no Company has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each Company for the past three years have been furnished or made available to Wackenhut; (xvii) no Company will be subject to any Taxes for the period ending at the Closing for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (xviii) no taxing authority will claim or assess any Taxes against Wackenhut or any of the Wackenhut Subsidiaries by virtue of the operation of the Companies or the Business prior to the Closing Date or by virtue of the transactions contemplated hereby; and (xix) a valid election under
Section 1362(a) of the Code has been in effect for each Company for each such Company's taxable years since its date of incorporation and none of the Companies or any existing or previous shareholders of any of the Companies have taken any action (nor are they aware of any such action by any other Person) which would cause or have caused a termination of such S elections and none of the Companies has ever failed to be a small business corporation as defined in Section 1361(b) of the Code and the Treasury Regulations thereunder.

         4.20 INSURANCE. Each Company is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Through the Closing Date, each of the Insurance Policies will be in full force and effect, except for termination of any Insurance Policy due to events out of the control of the Companies or the Shareholders. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each Company has complied with the provisions of such Insurance Policies. SCHEDULE 4.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Wackenhut) and (ii) a description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of any Company. To the knowledge of the Companies and the Shareholders, no Company has failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         4.21 RECEIVABLES. All of the Receivables are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Companies. All of the Receivables are good and collectible receivables, and will be collected in full (and in any event within three months following the Closing), without set off or counterclaim, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet.

         4.22 LICENSES AND PERMITS. Each Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") necessary for its business and operations.
SCHEDULE 4.22 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, each Company is in compliance with the respective requirements thereof, and no proceeding or other action is pending or threatened to revoke or amend any of them. Except as set forth on SCHEDULE 4.22, to the knowledge of the Companies and the Shareholders, none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Purchased Assets constitute, in the aggregate, all of the material assets and properties necessary for the conduct of the business of the Companies in the manner in which and to the extent to which such business is currently being conducted. To the knowledge of the


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


Companies and the Shareholders, no current supplier to any Company of items or services essential to the conduct of its business has threatened to terminate its business relationship with such Company for any reason. Except as set forth on SCHEDULE 4.23, none of the Companies or Shareholders have any direct or indirect interest in any client, customer, supplier or competitor of any Company, or in any person from whom or to whom any Company leases real or personal property. Except as set forth on SCHEDULE 4.23, no officer, director or shareholder of any Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.

         4.24 INTELLECTUAL PROPERTY. SCHEDULE 4.24 contains a list of all material Intellectual Property (including licenses for the use of computer software programs) used by the Companies in the conduct of their business. Except as set forth on SCHEDULE 4.24, the Companies have the exclusive unencumbered right, title and interest in and to all Intellectual Property. The conduct of the business of each Company as presently conducted, and the current use and exploitation of the Companies' Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. Except as set forth on SCHEDULE 4.24, no payments are required for the continued use of the Companies' current Intellectual Property. None of the Companies' current Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Companies and the Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         4.25 CONTRACTS. SCHEDULE 4.25 sets forth a list of each Contract (including any amendments and modifications thereto). True, correct and complete copies of each written Contract have been made available to Wackenhut, and true and accurate summaries of each oral Contract are set forth on SCHEDULE 4.25. To the knowledge of the Companies and the Shareholders, each Contract constitutes a legal, valid and binding obligation of the parties thereto. To the knowledge of the Companies and the Shareholders, (i) no Company is in violation of any of the terms or conditions of any Contract or any term or condition which would permit termination or modification of any Contract, (ii) all of the covenants to be performed by any other party thereto have been fully performed, and (iii) there are no claims for breach or indemnification or notice of default or termination under any Contract. To the knowledge of the Companies and the Shareholders, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by any Company under any Contract, and no such event has occurred which constitutes or would constitute a default by any other party. Except as set forth on SCHEDULE 4.25, no Contract requires consent to the assignment to and assumption by the Wackenhut Subsidiaries and any such assignment and assumption will not result in any penalty, premium or variation of the rights, remedies, benefits or obligations of any party thereunder.
SCHEDULE 4.25 accurately identifies all parties to the Contracts, and where applicable, specifies the relationship of each such party to the Companies, the Shareholders and their Affiliates. Except as set forth on SCHEDULE 4.25, all of the Contracts to which any of the Shareholders or their Affiliates are a party are cancelable by the Companies upon not more than 30 days notice.

         4.26 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. If Wackenhut shall elect to pay all or any portion of the Earnout Payments in Wackenhut Shares, each Company will acquire the Wackenhut Shares solely for distribution to the Shareholders, which distribution to the Shareholders shall be in compliance with applicable state and federal securities laws. Each Company and Shareholder has had the opportunity to discuss the transactions contemplated hereby with Wackenhut and has had the opportunity to obtain such information pertaining to Wackenhut as have been requested, including but not limited to filings made by Wackenhut with the SEC under the Exchange Act. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Wackenhut Shares. Each of the Shareholders hereby represents that he/she can bear the economic risk of losing his investment in the Wackenhut Shares and has adequate means for providing for his current financial needs and contingencies. The Shareholders acknowledge that they have received copies of those filings made by Wackenhut with the SEC under the Exchange Act which are listed on SCHEDULE 4.26.

         4.27 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 4.27 sets forth (a) all accounts of each Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account and, (b) all Certificates of Deposit and all securities owned or held by each Company and the bank, broker or other depository institution through which they are held. As of the date hereof, no Company has an office or place of business other than as identified on SCHEDULES 4.14(B) and the Companies' principal places of business and chief executive offices are indicated on SCHEDULE 4.14(B), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are fully identified on SCHEDULE 4.14(B).

         4.28 NO COMMISSIONS. None of the Companies or Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         4.29 PROJECTIONS. All projections prepared by the Companies or Shareholders, or any of their respective officers, directors, employees, accountants or agents, which have been delivered to Wackenhut (the "Projections") were prepared based on the reasonable business judgment of the Companies and the Shareholders and were supported by the reasonable belief of the Companies and the Shareholders when prepared. As of the date hereof, the Companies and the Shareholders believe that the Projections continue to be based upon the reasonable business judgment of the Companies and the Shareholders and continue to be supported by the reasonable belief of the Companies and the Shareholders as of the date hereof.

         4.30 ACCURACY OF INFORMATION FURNISHED. No written representation made or information provided by any Company or Shareholder, including without limitation, those contained in this Agreement (including without limitation, the various Schedules and Exhibits attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Companies and Shareholders have provided Wackenhut with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         5.1 CONDUCT OF BUSINESS BY EACH COMPANY PENDING THE CLOSING. Each Company and Shareholder, jointly and severally, covenant and agree that, between the date of this Agreement and the Closing Date, the business of each Company shall be conducted only in, and each Company shall not take any action except in, the ordinary course of business consistent with past practice. Each Company and Shareholder shall use its reasonable best efforts to preserve intact the business organization of each Company, to keep available the services of the current officers, employees and consultants of each Company, and to preserve the present relationships of each Company with clients, customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each Company shall not (and each Shareholder shall not permit any Company to), between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Wackenhut:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of such Company or (ii) any of its assets (including, without limitation, the Purchased Assets) (provided, however, that such restrictions shall not apply to the items set forth on Schedule 6.6);

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (except for loans to employees made in the ordinary course consistent with past practice, which in the aggregate are not material to the Companies), or (iii) amend or terminate any Contract, or enter into any Contract other than in the ordinary course of business consistent with past practice;

                  (f) increase the compensation payable or to become payable to its officers or employees except in the ordinary course of business consistent with past practice, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its officers, directors, or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any officers, directors, or employees;

                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practice;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;

                  (i) fail to make any regularly scheduled payments in its existing debt, leases and other obligations;

                  (j) make any capital investments, in the aggregate, in excess of $75,000;

                  (k) increase or decrease prices charged to its customers, or take any other action which might result in any loss of customers, in each case, except in the ordinary course of business consistent with past practice;

                  (l) enter into any transaction with any Shareholder or Affiliates thereof; or

                  (m) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in ARTICLE IV untrue or incorrect.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         6.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause each Company to comply with all of the covenants of such Company under this Agreement. Wackenhut shall cause each Wackenhut Subsidiary to comply with all of the covenants of such Wackenhut Subsidiary under this Agreement. At the Closing, the Companies and Shareholders covenant and agree to deliver to Wackenhut the certificates, opinions and other documents required to be delivered to Wackenhut pursuant to ARTICLE VII, and Wackenhut covenants and agrees to deliver and to cause the Wackenhut Subsidiaries to deliver to the Companies and Shareholders the certificates and other documents required to be delivered to the Companies and Shareholders pursuant to ARTICLE VIII.

         6.3 COOPERATION. Each of the parties agrees to cooperate with the others in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Legal Requirement in connection with the transactions contemplated by this Agreement and to use their respective reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         6.4 HSR ACT. Each of the parties hereto shall promptly make its respective filings, if any, and thereafter make any other required submissions, if any, under the HSR Act, with respect to the transactions contemplated hereby, and shall request early termination of the applicable waiting period under the HSR Act.

         6.5 OTHER ACTIONS. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with each Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         6.6 CONTRIBUTION OF ASSETS. Prior to Closing, (i) the Shareholders and their Affiliates shall, for no additional consideration, contribute to the capital of the Companies all assets (of whatsoever kind or nature) owned or otherwise held by them which are used by the Companies in connection with the Companies' business and operations; PROVIDED, HOWEVER, that those items described on SCHEDULE 6.6 shall not be required to be contributed to the capital of the Companies, and (ii) the Lease from Dockery to the Companies of the payroll software program presently used by the Companies shall be terminated and Dockery shall transfer to PEM, in consideration for a promissory note in the principal amount of $64,000, payable upon demand without interest (the "Software Note"), all right, title and interest in to such program and any related source code, object code and documentation and shall execute such instruments of transfer of title thereto as shall be reasonably requested by Wackenhut, and such contributed assets and the program and related source code, object code and documentation shall be treated as Purchased Assets hereunder. At the Closing, the Wackenhut Subsidiaries shall pay the Software Note in full.

         6.7 NOTIFICATION OF CERTAIN MATTERS. Each Company and Shareholder shall give prompt written notice to Wackenhut, and Wackenhut shall give prompt written notice to the Shareholders, of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.

         6.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law, the rules of the NYSE or any exchange on which Wackenhut common stock is listed or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof. Wackenhut shall keep confidential and shall not disclose any confidential or proprietary information furnished to it by the Companies or the Shareholders and shall exercise reasonable precautions to safeguard and protect the confidentiality and integrity of such information, except that Wackenhut may make such disclosures to its advisors, representatives, officers, shareholders, employees and present and potential lenders who need to know the information to effectuate the intent of this Agreement. Disclosure of such information will be permitted to any other third party where (a) each of the Companies or the Shareholders consents to such disclosure, (b) such information is or becomes generally available to the public or within the industry in which the Companies operate through no action of Wackenhut or its representatives, (c) such information is received by Wackenhut from an independent third party whose disclosure of such information did not constitute a breach by that third party of any duty of confidentiality owed to Companies or the Shareholders, (d) such disclosure shall be required by applicable law, the rules of the NYSE or any exchange on which the Wackenhut common stock is listed or in a judicial, governmental or administrative proceeding or (e) such disclosure is necessary to the enforcement of any rights of

Wackenhut or the Wackenhut Subsidiaries hereunder. No press release or other public announcement related to this Agreement or the transactions contemplated hereby or the business of the Companies shall be issued by any party hereto without the prior approval of the other parties, except that Wackenhut may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of NYSE (in which case Wackenhut will consult with the Companies prior to making such disclosure).

         6.9 NO OTHER DISCUSSIONS. From the date hereof until the Closing Date, the Companies, the Shareholders and their respective Affiliates, officers, directors, employees, agents and representatives will not (a) solicit, encourage, consider or accept any offers to acquire all or any portion of the assets or any interest in any of the Companies from any other person, (b) participate in any discussions or negotiations with any other person concerning the sale of all or any portion of the assets of or any interest in any of the Companies, (c) provide any non-public information about any of the Companies (other than to Wackenhut and its agents and consultants as provided herein), (d) enter into agreement or commitment (whether or not binding) with respect to the foregoing transactions, or (e) otherwise cooperate in any way with, or assist, facilitate or encourage any effort by any other person seeking to acquire all or any portion of the assets of or any interest in the Companies. The Companies and the Shareholders shall immediately notify Wackenhut in writing of any such inquiry or proposal which the Companies and the Shareholders may receive, including the terms and identity of the inquirer or offeror.

         6.10 RESTRICTIVE COVENANT. Each Shareholder and Company, jointly and severally, agrees with Wackenhut that it will not:

                  (a) in the case of the Companies, for a period of five (5) years from the Closing Date, and in the case of the Shareholders, for the longer of (i) a period of five (5) years from the Closing Date and
         (ii) a period of two (2) years following the termination of such Shareholder's employment with Wackenhut and any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in the temporary help, employee placement, employee leasing or any related business in any state in which Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), are then engaging in the temporary help, employee placement, employee leasing or related businesses; PROVIDED, HOWEVER, that the beneficial ownership of less than two percent (2%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this SECTION 6.10;

                  (b) in the case of the Companies, for a period of five (5) years from the Closing Date, and in the case of the Shareholders, for the longer of (i) a period of five (5) years from the Closing Date and
         (ii) a period of two (2) years following the termination of such Shareholder's employment with Wackenhut and any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), directly or indirectly (i) induce any Client of Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries) to patronize any business, directly or indirectly, in competition with the temporary help, employee placement, employee leasing or any related business conducted by Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries); (ii) canvass, solicit or accept from any Client of Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), any such competitive business; or (iii) request or advise any Person which has a business relationship with Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries) to withdraw, curtail or cancel any business with Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries);

                  (c) in the case of the Companies, for a period of five (5) years from the Closing Date, and in the case of the Shareholders, for the longer of (i) a period of five (5) years from the Closing Date and
         (ii) a period of two (2) years following the termination of such Shareholder's employment with Wackenhut and any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him to employ, any person who was employed by Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), at or within the then prior six months or in any manner seek to induce any such person to leave his or her employment; or

                  (d) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any confidential or proprietary information or records of Wackenhut or any of its Affiliates (including, without limitation, the Wackenhut Subsidiaries), including, but not limited to, any of its Client and employee lists, except during the period of employment by Wackenhut and its Affiliates (including, without limitation, the Wackenhut Subsidiaries) as appropriate for the purposes of rendering services to Wackenhut and its Affiliates (including, without limitation, the Wackenhut Subsidiaries).

Each Company and Shareholder agrees and acknowledges that the restrictions contained in this SECTION 6.10 are reasonable in scope, duration and area, and are necessary to protect Wackenhut and the Wackenhut Subsidiaries after the Closing Date. The parties agree and acknowledge that the breach of this SECTION
6.10 will cause irreparable damage to Wackenhut and the Wackenhut Subsidiaries for which monetary damages will not be adequate, and upon breach (or threatened breach) of any provision of this SECTION 6.10, Wackenhut and the Wackenhut Subsidiaries shall be entitled to injunctive relief, specific performance or other equitable relief; PROVIDED, HOWEVER, that this shall in no way limit any other remedies which Wackenhut or the Wackenhut Subsidiaries may have (including, without limitation, the right to seek monetary damages). If any provision of this SECTION 6.10, as applied to any party or to any circumstance, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the scope of activity or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. In addition to any other remedies which the Wackenhut Subsidiaries and Wackenhut may have pursuant to applicable law or this Agreement, any compensation, remuneration or benefit which a Shareholder may receive or derive in connection with a violation of the covenants set forth above in this section are hereby assigned to Wackenhut.

         6.11 DUE DILIGENCE REVIEW. Wackenhut shall be entitled to conduct prior to Closing a due diligence review of (i) the assets, properties, books and records of the Companies, and (ii) the relationship and any transactions between the Companies and AIA, Inc. and compliance by the Companies and AIA, Inc. with any Legal Requirements relating thereto (the "AIA Due Diligence Review"). From the date hereof to the Closing Date, each Company shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Wackenhut and Wackenhut's officers, employees, auditors, counsel and agents access after reasonable notice at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested. Prior to the Closing Date, each Company shall, and Dockery shall cause AIA, Inc. to, provide Wackenhut access after reasonable notice at all reasonable times to all books, records, information, legal opinions and any correspondence with or findings of any Governmental Agency relating to the relationship and any transactions between the Companies and AIA, Inc. and compliance by the Companies and AIA, Inc. with any Legal Requirements relating thereto. No information provided to or obtained by Wackenhut shall affect any representation or warranty in this Agreement.

         6.12 TRADING IN WACKENHUT COMMON STOCK. Except as otherwise expressly consented to by Wackenhut, from the date of this Agreement until the Closing Date, none of the Companies, Shareholders or any of their Affiliates will directly or indirectly purchase or sell (including short sales) any shares of Wackenhut common stock or any other class of Wackenhut securities in any transactions effected on the NYSE or otherwise.

         6.13 DELIVERY OF PROPERTY RECEIVED BY THE COMPANIES AFTER CLOSING. From and after the Closing, the Wackenhut Subsidiaries shall have the right and authority to collect, for the account of the Wackenhut Subsidiaries, all Receivables and other items which shall be transferred or are intended to be transferred to the Wackenhut Subsidiaries as part of the Purchased Assets as provided in this Agreement, and to endorse with the name of the applicable Company any checks or drafts received on account of any such Receivables or other items of the Purchased Assets. Each Company and Shareholder agrees that it will transfer or deliver to the Wackenhut Subsidiaries, promptly after the receipt thereof, any cash or other property which any Company or Shareholder receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to the Wackenhut Subsidiaries as part of the Purchased Assets under this Agreement.

         6.14 WACKENHUT AND WACKENHUT SUBSIDIARIES APPOINTED ATTORNEY FOR THE COMPANIES. Effective at the Closing Date, each Company hereby constitutes and appoints Wackenhut and each of the Wackenhut Subsidiaries and their respective successors and assigns, its true and lawful attorney, in the name of either Wackenhut, any of the Wackenhut Subsidiaries or such Company (as Wackenhut or the Wackenhut Subsidiaries shall determine in its sole discretion) but for the benefit and at the expense of Wackenhut and the Wackenhut Subsidiaries (except as otherwise herein provided), (a) to institute and prosecute all proceedings which Wackenhut or the Wackenhut Subsidiaries may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Wackenhut or the Wackenhut Subsidiaries shall deem advisable; and (c) to take all action which Wackenhut or the Wackenhut Subsidiaries may reasonably deem proper in order to provide for the Wackenhut Subsidiaries the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to the Wackenhut Subsidiaries pursuant to this Agreement shall not have been obtained. Each Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Wackenhut Subsidiaries shall be entitled to retain for their own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest and penalties in respect thereof. Wackenhut shall indemnify and hold harmless the Companies and the Shareholders for any liabilities, losses or damages of any nature (including legal fees and expenses) resulting directly or indirectly from actions taken by Wackenhut or the Wackenhut Subsidiaries pursuant to this SECTION 6.14 (except if such liabilities, losses or damages constitute Excluded Liabilities or Wackenhut Indemnifiable Damages under the terms of this Agreement).

         6.15 EXECUTION OF FURTHER DOCUMENTS. Each Company and Shareholder shall from and after the Closing execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably requested by Wackenhut or the Wackenhut Subsidiaries to convey and transfer to and vest in the Wackenhut Subsidiaries and protect its right, title and interest in all of the Purchased Assets and to carry out the transactions contemplated by this Agreement.

         6.16 EMPLOYMENT AGREEMENTS. At the Closing, (a) each of Dockery and Fedder shall terminate any and all employment agreements which he or she may have with any of the Companies (collectively, the "Existing Employment Agreement") and shall release each of the Companies from any and all claims that he or she may have against any of the Companies thereunder, (b) the Wackenhut Subsidiaries and Dockery shall enter into an Employment Agreement in the form attached hereto as EXHIBIT A (the "Dockery Employment Agreement"), and (c) the Wackenhut Subsidiaries and Fedder shall enter into an Employment Agreement in the form attached hereto as EXHIBIT B (the "Fedder Employment Agreement", and together with the Dockery Employment Agreement, the "Employment Agreements").

         6.17 PAYOFF AND ESTOPPEL LETTERS. Prior to Closing, each Company shall request payoff and estoppel letters with respect to any indebtedness for money owed which are included in the Assumed Liabilities, in each case, setting forth the payoff amount, per diem, wire transfer instructions and an agreement to deliver to the Wackenhut Subsidiaries upon full payment, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

         6.18 SHAREHOLDER AND DIRECTOR VOTE. Each of the Shareholders, in executing this Agreement, consents as a director and shareholder of each of the Companies to the execution and delivery of this Agreement by each of the Companies and the consummation by each of them of the transaction hereunder and waives notice of any meeting in connection therewith.

         6.19 CLOSING DATE WORKING CAPITAL, LONG TERM LIABILITIES AND NET WORTH. The Shareholders and the Companies each covenant and agree that (a) the aggregate Working Capital of the Companies on the Closing Date shall equal or exceed One Million One Hundred Fifty-Two Thousand Five Hundred Seventy-One Dollars ($1,152,571); (b) the aggregate outstanding balance (including principal and accrued but unpaid interest) of the Long Term Liabilities (as such term is used in the Financial Statements) of the Companies will not exceed Forty-Three Thousand Five Hundred Eighty-Six Dollars ($43,586) on the Closing Date; and (c) the Closing Date Net Worth shall equal or exceed One Million Five Hundred Eighteen Thousand Eight Hundred Thirty-Four Dollars ($1,518,834). "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of the Companies exceeds the aggregate of the Current Liabilities of the Companies; "Current Assets" shall mean on a combined basis all current assets of the Companies determined in accordance with GAAP (but only to the extent they constitute Purchased Assets); "Current Liabilities" shall mean on a combined basis the current liabilities of the Companies determined in accordance with GAAP (but only to the extent they constitute Assumed Liabilities).

         6.20 CONDUCT OF THE BUSINESS FOLLOWING THE CLOSING. The Shareholders acknowledge that the Board of Directors of each of the Wackenhut Subsidiaries shall have ultimate managerial authority over the business and operations of each of the Wackenhut Subsidiaries following the Closing Date, and shall, by way of example, have control over such decisions as the incurrence of indebtedness, making of any capital expenditures, entering into any long-term arrangements and making any long-term commitments and shall have the right to impose restrictions on the geographic areas in which the Wackenhut Subsidiaries may solicit business or establish offices or sales representative arrangements. Notwithstanding anything to the contrary set forth herein, the Wackenhut Subsidiaries shall not open any new offices on or prior to the earlier of December 31, 2000 or the payment in full of any Accelerated Earnout Payments required to be paid pursuant to SECTION 2.4(H) without the prior written consent of Wackenhut and both of the Shareholders (PROVIDED, HOWEVER, that the consent of the Shareholders shall not be required for the opening of a new office by any other Affiliate of Wackenhut).

         6.21 TRANSFER OF INSURANCE RATING. The Companies and the Shareholders shall, at the request of Wackenhut, take or cause to be taken, and do or cause to be done, all things reasonably necessary, proper or advisable to transfer to the Wackenhut Subsidiaries the state unemployment insurance experience rating of any Companies designed by Wackenhut (including, without limitation, the execution of any consent required therefor).

         6.22 NAME CHANGES. The Companies and the Shareholders shall at Closing take or cause to be taken, or do or cause to be done, all things reasonably necessary, proper or advisable to change the name of each Company and terminate all fictitious name filings made on behalf of each Company so as to permit the Wackenhut Subsidiaries to change their names to the names presently used by the Companies and to permit the Wackenhut Subsidiaries to file fictitious name filings for the use of such names.

         6.23 REPAYMENT OF SHAREHOLDERS INDEBTEDNESS. The Shareholders shall at or prior to Closing repay in full any indebtedness owed by any Shareholder or any Affiliate of any Shareholder to any Company or CMC.

         6.24 TAX TREATMENT. Taxes of the Companies paid, accrued or incurred through the Closing Date are Excluded Liabilities, whether or not such Taxes are payable on, before or after the Closing Date. Any such Taxes shall be paid by the Companies and shall not be reflected on the Closing Date Balance Sheet, but shall be reflected in the notes thereto.

         6.25 CERTAIN TAX MATTERS. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns for each Company. The Shareholders shall provide such Tax Returns to Wackenhut for review at least 60 days prior to their due date (including extensions where applicable). The Shareholders shall not file any amended Tax Returns with respect to any of the Companies without seeking in good faith to accommodate Wackenhut's reasonable requests relating to such Tax Returns. The Companies and Wackenhut shall provide the other party with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by the other party in connection with the preparation of any Tax Return or any audit or other proceeding relating to any of the Companies.

         6.26 DISSOLUTION OF CAREY, MCANALLY & COMPANY, INC. Prior to Closing, the Shareholders shall (i) cause CMC to assign, transfer and convey to PEM all right, title and interest in and to all of its assets (tangible and intangible) (the "CMC Assets") pursuant to a Bill of Sale and Assignment and such other documents of transfer reasonably requested by Wackenhut (each in form and substance reasonably satisfactory to Wackenhut), and (ii) thereafter cause the dissolution of CMC in accordance with the laws of the State of Florida.

         6.27 EMPLOYEE TENURE CREDIT. The Wackenhut Subsidiaries shall provide all Persons employed by the Companies after the Closing Date credit for any period of time that such Person was employed by the Companies prior to the Closing Date toward all employee benefit plans and programs offered to such Persons following the Closing Date.

         6.28 EXECUTION OF AGREEMENTS WITH AIA , INC. Prior to Closing, the Shareholders shall cause PEM (and Dockery shall cause AIA, Inc. ("AIA") to enter into (1) a Sublease Agreement between PEM and AIA (a) covering the space presently occupied by AIA at PEM's headquarters, (b) having a term beginning on the Closing Date and ending on a date not later than December 31, 2000, (c) providing for a fixed monthly rental of $800 through December 31, 2000, and (d) containing such other terms and conditions as shall be acceptable to Wackenhut, and (2) an Agreement for Services pursuant to which PEM will provide AIA with employee leasing services on terms generally offered to its other clients (such agreements being referred to as the "AIA Agreements"), and each such AIA Agreement shall be assigned by PEM to the Wackenhut Subsidiaries at Closing.

                                   ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF WACKENHUT
                         AND THE WACKENHUT SUBSIDIARIES

         The obligations of Wackenhut and the Wackenhut Subsidiaries to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Wackenhut and the Wackenhut
Subsidiaries:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Companies and the Shareholders contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by or disclosed pursuant to this Agreement, and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each Company and Shareholder shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each Company and Shareholder shall have delivered to Wackenhut a certificate, dated as of the Closing Date (which in case of each Company shall be duly signed by its Chief Executive Officer and President) certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date (a) there shall have been no Material Adverse Change to any Company, to any Company's Business or to the business prospects of any Company, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any Company, and (c) none of the Purchased Assets shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and each Company and Shareholder shall have delivered to Wackenhut a certificate, dated as of the


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



Closing Date (which in the case of each Company shall be duly signed by its Chief Executive Officer and Chief Financial Officer) to that effect.

         7.3 CORPORATE CERTIFICATE. The Companies and the Shareholders shall have delivered to Wackenhut (i) copies of the Articles of Incorporation and Bylaws of each Company as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each Company issued by the Department of State of Florida and each other state in which it is qualified to do business as of a date not more ten (10) business days prior to the Closing Date, certified in the case of (i) and (ii) as of the Closing Date by the Secretary of each Company as being true, correct and complete.

         7.4 OPINION OF COUNSEL. Wackenhut shall have received an opinion, dated as of the Closing Date, from counsel for the Companies and the Shareholders in the form attached hereto as EXHIBIT C.

         7.5 CONSENTS. The Companies and Wackenhut shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Companies from any Person from whom such consent or waiver is required, prior to the Closing Date.

         7.6 LICENSES. Wackenhut shall have received all approvals, permits and licenses that are reasonably necessary to own and operate the business to be conducted with the Purchased Assets, and to operate the Business as currently being conducted.

         7.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the sole judgment of Wackenhut, makes it inadvisable to proceed with the transactions contemplated hereby.

         7.8 BOARD APPROVAL.. The Board of Directors of Wackenhut shall have authorized and approved this Agreement and the transactions contemplated hereby. Wackenhut shall provide the Shareholders with notice of approval or disapproval of this Agreement and the transactions contemplated herein within three (3) business days following such action by its Board of Directors.

         7.9 EMPLOYMENT AGREEMENTS. Fedder shall have terminated any Existing Employment Agreement to which he is a party and executed and delivered to Wackenhut the Fedder Employment Agreement. Dockery shall have terminated any Existing Employment to which she is a party and executed and delivered to Wackenhut the Dockery Employment Agreement.

         7.10 DELIVERY OF PURCHASED ASSETS. At the Closing, the Companies shall duly execute and deliver to the Wackenhut Subsidiaries a Bill of Sale and Assignment and such other instruments of transfer of title as are reasonably necessary in the opinion of Wackenhut to transfer to the Wackenhut Subsidiaries good and marketable title to the Purchased Assets, in each case, in form and substance satisfactory to Wackenhut, and shall deliver to the Wackenhut Subsidiaries immediate possession of the Purchased Assets.

         7.11 HSR ACT COMPLIANCE. Wackenhut shall obtain approval under the HSR Act or early termination of any waiting period required thereby with respect to the transactions contemplated hereby.

         7.12 SHAREHOLDER INDEBTEDNESS. Any indebtedness owed by any Shareholder or any Affiliate of any Shareholder to any of the Companies or CMC shall prior to Closing have been repaid in full.

         7.13 DISSOLUTION OF CAREY, MCANALLY & COMPANY, INC. CMC shall have assigned and transferred all of the CMC Assets to PEM in accordance with SECTION
6.26 and shall have been dissolved in accordance with the laws of the State of Florida.

         7.14 EXECUTION AND ASSIGNMENT OF AIA AGREEMENTS. PEM and AIA shall have entered into the AIA Agreements and such Agreements shall have been assigned to the Wackenhut Subsidiaries.

         7.15 AIA DUE DILIGENCE REVIEW. Wackenhut shall be satisfied with the results of its AIA Due Diligence Review, provided, however, that if Wackenhut is not satisfied with the results of its AIA Due Diligence Review it shall so inform the Companies no later than 5:00 p.m. on December 12, 1997.

         7.16 PURCHASE PRICE ALLOCATION CERTIFICATE. The Companies and the Shareholders shall have executed and delivered to Wackenhut a Purchase Price Allocation Certificate which complies with SECTION 2.5 and is acceptable to Wackenhut.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                         THE SHAREHOLDERS AND COMPANIES

         The obligations of the Shareholders and the Companies to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Shareholders and the Companies:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Wackenhut contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by or disclosed pursuant to this Agreement, and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Wackenhut shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Wackenhut shall have delivered to the Companies and Shareholders a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         8.2 DELIVERY OF CLOSING DATE PAYMENT. At the Closing, Wackenhut shall have delivered to the Shareholders the Closing Date Payment in accordance with
SECTION 2.4 of this Agreement.

         8.3 NO ORDER OR INJUNCTION. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         8.4 EMPLOYMENT AGREEMENTS. The Wackenhut Subsidiaries shall have executed and delivered to Dockery the Dockery Employment Agreement and shall have executed and delivered to Fedder the Fedder Employment Agreement.

         8.5 PAYMENT OF SOFTWARE NOTE. At Closing, the Wackenhut Subsidiaries shall have paid the Software Note in full.

         8.6 PURCHASE PRICE ALLOCATION CERTIFICATE. Wackenhut shall have executed and delivered to the Companies and the Shareholders a Purchase Price Allocation Certificate which complies with SECTION 2.5 and is acceptable to the Companies and the Shareholders.

                                   ARTICLE IX

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to any Wackenhut Shares which may be issued pursuant to this Agreement:

         9.1 REGISTRATION RIGHTS FOR WACKENHUT SHARES; FILING OF REGISTRATION STATEMENT. Wackenhut will utilize its reasonable efforts to cause, as soon as practicable following the issuance, if any, by Wackenhut of Wackenhut Shares to the Companies pursuant to SECTION 2.4 above (each such date referred to herein as an "Applicable Issue Date") (but no later than 60 calendar days following the Applicable Issue Date), a registration statement to be filed under the Securities Act or an existing registration statement to be amended or supplemented for the purpose of registering the Wackenhut Shares for resale by a Holder thereof (each such registration statement referred to herein as an "Applicable Registration Statement"). For purposes of this ARTICLE IX, a person is deemed to be a "Holder" of Wackenhut Shares whenever such person is the record owner of Wackenhut Shares. Wackenhut will use its best efforts to have the Applicable Registration Statement become effective and cause the applicable Wackenhut Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as reasonably practicable following the Applicable Issue Date, PROVIDED, HOWEVER, that Wackenhut shall not be required to qualify to do business in any state or to consent to general service of process in any state where it is not otherwise required to be so qualified or subject. Notwithstanding the foregoing, Wackenhut may delay filing an Applicable Registration Statement, and may withhold efforts to cause the Applicable Registration Statement to become effective, if Wackenhut determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Wackenhut (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

         9.2 EXPENSES OF REGISTRATION. Wackenhut shall pay all expenses incurred by Wackenhut in connection with the registration, qualification and/or exemption of the Wackenhut Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Wackenhut's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Wackenhut in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Applicable Registration Statement or prospectuses contained therein. Wackenhut shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Wackenhut Shares.

         9.3 FURNISHING OF DOCUMENTS. Wackenhut shall furnish to the Holders such reasonable number of copies of the Applicable Registration Statement, such prospectuses as are contained in the Applicable Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Wackenhut Shares.

         9.4 AMENDMENTS AND SUPPLEMENTS. Wackenhut shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Applicable Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Wackenhut Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Wackenhut shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Applicable Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         9.5 DURATION. Wackenhut shall use best efforts to maintain the effectiveness of any Applicable Registration Statement filed hereunder for a period of two years following the last issuance of Wackenhut Shares covered by such Applicable Registration Statement. Wackenhut's obligations contained in SECTIONS 9.1, 9.3 AND 9.4 with respect to any Wackenhut Shares issued hereunder shall terminate on the second anniversary of the date on which such Wackenhut Shares were issued.

         9.6 FURTHER INFORMATION. If Wackenhut Shares owned by a Holder are included in any registration, such Holder shall furnish Wackenhut such information regarding itself as Wackenhut may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         9.7      INDEMNIFICATION.

                  (a) Wackenhut will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Applicable Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, Wackenhut will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Wackenhut and each person, if any, who controls Wackenhut within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Wackenhut or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Applicable Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this SECTION 9.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby and such failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence,
         (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (d) In the event any of the Wackenhut Shares are sold by any Holder or Holders in an underwritten public offering consented to by Wackenhut, Wackenhut shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; PROVIDED, HOWEVER, that Wackenhut shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of SECTION 9.7(A).



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



                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 AGREEMENT BY THE COMPANIES AND THE SHAREHOLDERS TO INDEMNIFY. Each Company and Shareholder, jointly and severally, agrees to indemnify and hold Wackenhut and each of the Wackenhut Subsidiaries and each of their respective shareholders, directors, officers, employees, attorneys and Affiliates (each a "Wackenhut Indemnified Party" and together the "Wackenhut Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Wackenhut Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by any Company or Shareholder in or pursuant to this Agreement, (ii) any breach of a covenant or agreement made by any Company or Shareholder in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by any Company or Shareholder pursuant to or in connection with this Agreement, (iv) the Companies' ownership of the Purchased Assets and operation of the Business prior to the Closing, (v) any Excluded Liabilities paid by Wackenhut, any of the Wackenhut Subsidiaries or any of their Affiliates, (vi) the failure of any of the Companies' 401(k) plans to qualify and be exempt from federal income taxes,
(vii) any claims of a franchisee of any Company arising from or related to (a) the offering or sale of the franchise to any Person, (b) the transactions contemplated by this Agreement, (c) the termination or attempted termination or modification or attempted modification of any franchise rights or (d) any facts, circumstances, events, actions, or failures to act occurring on or prior to the Closing Date, (viii) any liability or obligation of any Company or Shareholder for Taxes arising from or relating to any period occurring on or prior to the Closing Date, (ix) any costs, penalties and expenses associated with regulatory and licensing obligations arising on or prior to the Closing Date, (x) any claims of any third parties arising from or relating to any facts, circumstances or events occurring on or prior to the Closing Date, (xi) any obligations, duties and liabilities of CMC, PEM II or PEM III, (xii) any obligations, duties or liabilities relating to or arising under the Retrospective Policy, or (xiii) any obligations, duties or liabilities arising out of or relating to the relationship and any transaction between any of the Companies and AIA and the failure of such relationship or transaction to comply with all Legal Requirements (collectively, "Wackenhut Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of the Wackenhut Indemnifiable Damages, each of the Wackenhut Indemnified Parties shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of each Company and Shareholder hereunder been true and correct and had each of the covenants and agreements of each Company and Shareholder hereunder been performed in full. Notwithstanding the foregoing provisions, no claim for the Wackenhut Indemnifiable Damages shall be asserted by the Wackenhut Indemnified Parties until the aggregate of all Wackenhut Indemnifiable Damages exceeds One Hundred Thousand Dollars ($100,000) (the "Wackenhut Indemnification Threshold"), at which time the Wackenhut Indemnified Parties may assert claims for the full amount of the Wackenhut Indemnifiable Damages. Notwithstanding anything to the contrary set forth herein, the total Wackenhut Indemnifiable Damages for which the Companies and the Shareholders, in the aggregate, shall be liable hereunder shall not exceed Five Million Dollars ($5,000,000) (the "Wackenhut Indemnification Cap"). Notwithstanding anything to the contrary set forth herein, the Wackenhut Indemnification Cap and the Wackenhut Indemnification Threshold shall not apply to and there shall be no limitation or restriction whatsoever on the liability of any Company or Shareholder under this ARTICLE X for Wackenhut Indemnifiable Damages with respect to any claim relating to or arising from any one or more of the following: (a) a breach of any one or more of the representations and warranties set forth in the first or last sentence of SECTION 4.1, or in SECTION 4.2,
SECTION 4.3, SECTION 4.13, SECTION 4.15 and SECTION 4.19; (b) any wilful or intentional breach (made with the knowledge of the Companies or the Shareholders) of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including, without limitation, in the Schedules and Exhibits attached hereto) or in any certificate, instrument or other document delivered by any of the Companies or Shareholders pursuant to this Agreement,
(c) any act of fraud or statutory violation in the nature of fraud in connection with the execution, delivery and performance of this Agreement, including without limitation, any fraudulent representation or warranty made in or pursuant to this Agreement (including, without limitation, in the Schedules and Exhibits attached hereto) or in any certificate, instrument or other document delivered by any of the Companies or Shareholders pursuant to or in connection with this Agreement, (d) the payment by Wackenhut, the Wackenhut Subsidiaries or any other Affiliate of Wackenhut of any Excluded Liabilities and (e) any obligations, duties and liabilities of CMC, PEM II and PEM III. Without limiting any other rights or remedies available to the Wackenhut Indemnified Parties, the Wackenhut Indemnified Parties shall have the right to set off any claim for Wackenhut Indemnifiable Damages (subject to the Wackenhut Indemnification Threshold and Wackenhut Indemnification Cap, if applicable) against any Earnout Payments otherwise payable pursuant to SECTION 2.4 of this Agreement, or any other amounts which may be payable by Wackenhut, any of the Wackenhut Subsidiaries or any other Affiliate of Wackenhut to any of the Companies or Shareholders. If any of the Companies or Shareholders shall breach SECTION 6.9 of this Agreement, Wackenhut shall be entitled to receive, in addition to any Wackenhut Indemnifiable Damages, reimbursement in full of all costs and expenses incurred in connection with the transactions contemplated hereby (including without limitation, any due diligence review and preparation and negotiation of any documents and agreements).

         10.2 AGREEMENT BY WACKENHUT TO INDEMNIFY. Wackenhut agrees to indemnify and hold each Company and Shareholder and its respective shareholders, directors, officers, employees, attorneys and Affiliates (each a "Company Indemnified Party" and together the "Company Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by such parties or any of them arising out of or resulting from (i) any breach of a representation or warranty made by Wackenhut in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Wackenhut in or pursuant to this Agreement,
(iii) any inaccuracy in any certificate, instrument or other document delivered by Wackenhut pursuant to or in connection with this Agreement, (iv) the Wackenhut Subsidiaries' ownership of the Purchased Assets and operation of the Business following the Closing, and (v) any Assumed Liabilities (collectively, "Company Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Company Indemnifiable Damages, each of the

Company Indemnified Parties shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of Wackenhut hereunder been true and correct and had each of the covenants and agreements of Wackenhut hereunder been performed in full. Notwithstanding the foregoing provisions, no claim for Company Indemnifiable Damages shall be asserted by the foregoing Company Indemnified Parties until the aggregate of all Company Indemnifiable Damages exceeds One Hundred Thousand Dollars ($100,000) (the "Company Indemnifiable Threshold"), at which time the foregoing Company Indemnified Parties may assert claims for the full amount of the Company Indemnifiable Damages, and (iii) the total Company Indemnifiable Damages for which Wackenhut shall be liable hereunder shall not exceed Five Million Dollars ($5,000,000) (the "Company Indemnification Cap"). Notwithstanding anything else to the contrary set forth herein, the Company Indemnification Cap and the Company Indemnification Threshold shall not apply to and there shall be no limitation or restriction whatsoever on the liability of Wackenhut under this ARTICLE X for Company Indemnifiable Damages with respect to any claim relating to or arising from any one or more of the following: (a) a breach of any one or more of the representations and warranties set forth in
SECTION 3.1, SECTION 3.2 and SECTION 3.3; (b) any wilful or intentional breach (made with the knowledge of Wackenhut) of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including, without limitation, in the Schedules attached hereto) or in any certificate, instrument or other document delivered by Wackenhut pursuant to this Agreement or (c) any act of fraud or statutory violation in the nature of fraud in connection with the execution, delivery and performance of this Agreement, including without limitation, any fraudulent representation or warranty made in or pursuant to this Agreement (including, without limitation, in the Schedules attached hereto) or in any certificate, instrument or other document delivered by Wackenhut pursuant to or in connection with this Agreement.

         10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Companies, the Shareholders and Wackenhut in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby as follows: (i) the representations and warranties made by the Companies and the Shareholders in the first and last sentence of SECTION 4.1 and in SECTIONS 4.2, 4.3 and 4.15 shall survive indefinitely, (ii) the representations and warranties made by Wackenhut in SECTIONS 3.1, 3.2 and 3.3 shall survive indefinitely, and (iii) all other representations and warranties shall expire at the time the latest applicable statute of limitations expires for the enforcement by an applicable Governmental Authority or any other Person of any remedy with respect to a violation of the subject matter covered by such representations and warranties. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. No claim for the recovery of any Wackenhut Indemnifiable Damages or Company Indemnifiable Damages with respect to the representations and warranties in this Agreement may be asserted by any of the parties after such representations and warranties shall expire in accordance with the terms of this

Agreement; PROVIDED, HOWEVER, that claims for Wackenhut Indemnifiable Damages or Company Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred.

         10.4 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude any indemnified party from asserting any other right, or seeking any other remedies against any indemnifying party.

                                   ARTICLE XI

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Issue Date of the Wackenhut Shares:

         11.1 DISPOSITION OF SHARES. Each Company and Shareholder, jointly and severally, represent and warrant that any shares of Wackenhut Series B Common Stock being acquired hereunder are being acquired and will be acquired for distribution to the Shareholders in connection with a plan of distribution, which distribution shall be exempt from the registration requirements under the Securities Act and any applicable state securities laws, and in connection therewith the Shareholders each agree that they will not sell, transfer or otherwise dispose of any Wackenhut Shares distributed to them, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Wackenhut with the SEC of any registration statement, offering circular or other document, in which case, each such Shareholder shall first supply to Wackenhut an opinion of counsel (which counsel and opinions shall be satisfactory to Wackenhut) that such exemption is available, or (b) an effective registration statement filed by Wackenhut with the SEC under the Securities Act.

         11.2 LEGENDS. The certificates representing any Wackenhut Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Wackenhut may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Wackenhut in the event of a material breach by any Company or Shareholder of any provision of this Agreement; or

                  (c) by the Companies and the Shareholders in the event of a material breach by Wackenhut of any provision of this Agreement; or

                  (d) by either Wackenhut or the Shareholders and the Companies, if the Closing shall not have occurred by December 31, 1997; provided that if the Closing shall not have occurred by December 31, 1997 due to Wackenhut's failure to receive any permit, license, lender consent, governmental authorization, third party consent or the like necessary or appropriate to consummate the transactions contemplated hereunder and to operate the Companies' business following the Closing (including, without limitation, approval under the HSR Act, if required), then, at Wackenhut's election, such date shall be extended until such failure has been cured to Wackenhut's satisfaction or until Wackenhut determines that such extension should terminate; provided, however, that either Wackenhut, or the Shareholders and the Companies, shall have the right to terminate this Agreement upon written notice to the other parties if (i) such failure has not been cured on or prior to January 31, 1998, and (ii) such failure is not waived by Wackenhut in writing within 5 business days of receipt of a notice of termination from the Shareholders and the Companies; or

                  (e) by either Wackenhut or the Shareholders and the Companies, if the Closing shall not have occurred by December 31, 1997; provided that if the Closing shall not have occurred by December 31, 1997 due to a breach of our representation, warranty, covenant or obligation hereunder by any of the Companies or the Shareholders (including, without limitation, the failure of the Companies or the Shareholders to cause the fulfillment of a condition to close which is within the control of the Companies or the Shareholders), then, at Wackenhut's election, such date shall be extended until such breach has been cured to

         Wackenhut's satisfaction or until Wackenhut determines that such extension should terminate; or

                  (f) by the Companies and the Shareholders in the event that the Board of Directors of Wackenhut shall not have authorized and approved of this Agreement and the transactions contemplated hereby on or before December 15, 1997.

         12.2 EFFECT OF TERMINATION. Except for the provisions of ARTICLE X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to SECTION 12.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims and other communications delivered pursuant to or in connection with this Agreement or any other agreement entered into pursuant hereto or in connection herewith, shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties in accordance with this Section):

                  (a)      IF TO WACKENHUT TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn:  Robert C. Kneip
                           Telecopy:  (561) 691-6423

                           WITH A COPY TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn: James P. Rowan, Esq.
                           Telecopy:  (561) 691-6423

                           AND WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attn:  Bruce I. March, Esq.
                           Telecopy: (305) 374-5095

                  (b)      IF TO THE COMPANIES OR TO THE SHAREHOLDERS TO:

                           Professional Employee Management, Inc.
                           Sarasota City Center
                           1819 Main Street, 8th Floor
                           Sarasota, FL 34236
                           Attn: Celeste D. Dockery
                           Telecopy: (941) 364-5105

                           WITH A COPY TO:

                           Holland & Knight LLP
                           400 North Ashley Drive, Suite 2300
                           Tampa, Florida  33602
                           Attn:  Robert J. Grammig, Esq.
                           Telecopy: (813) 229-0134

         13.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and the other documents delivered at the Closing pursuant hereto or in connection herewith, contains the entire understanding of the parties in respect of their subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits attached hereto constitute a part of this Agreement as though set forth in full herein.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees and expenses, incurred in connection with this Agreement or any transaction contemplated hereby. The parties agree that Wackenhut shall at Closing pay all sales, transfer or similar Taxes, if any, required be paid by reason of the sale, transfer or assignment by the Companies to Wackenhut of the Purchased Assets pursuant to this Agreement. The Companies and the Shareholders hereby represent and warrant that they are eligible for the sales and use tax exemption (relating to occasional or isolated sales) arising from the transactions contemplated by this Agreement as set forth in Rule 12A-1.037 of the Florida Administrative Code.


         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other. Times shall be of the essence in this Agreement.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any person other than the parties to this Agreement and their permitted assigns any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any Company or Shareholder without the prior written consent of Wackenhut. The parties acknowledge that Wackenhut will assign its rights under this Agreement to one or more Wackenhut Subsidiaries, and upon such assignment, the Wackenhut Subsidiaries shall have full rights under this Agreement as if they were parties hereto. Wackenhut and the Wackenhut Subsidiaries shall each be third party beneficiaries of the others with respect to all rights and remedies provided hereunder or otherwise provided at law or in equity.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.8 JURISDICTION. Any suit, action or proceeding against any Company or Shareholder arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Orange County, Florida or in the U.S. District Court for the Middle District of Florida and each party hereby irrevocably accepts and consents to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Orange County, Florida or the U.S. District Court for the Middle District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Orange County, Florida or in such District Court has been brought in an inconvenient forum.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                THE WACKENHUT CORPORATION
                                a Florida corporation



                                By:
                                     ------------------------------------
                                     Robert C. Kneip
                                     Senior Vice President



                                -----------------------------------------
                                Celeste D. Dockery, individually



                                -----------------------------------------
                                Darrin J. Fedder, individually


                                PROFESSIONAL EMPLOYMENT
                                MANAGEMENT, INC.
                                a Florida corporation

                                By:
                                     ------------------------------------
                                     Celeste D. Dockery
                                     Chief Executive Officer


                                By:
                                     ------------------------------------
                                     Darrin J. Fedder
                                     President

                                PROFESSIONAL EMPLOYMENT
                                MANAGEMENT II, INC.
                                a Florida corporation

                                By:
                                     ------------------------------------
                                     Celeste D. Dockery
                                     Chief Executive Officer

                                By:
                                     ------------------------------------
                                     Darrin J. Fedder
                                     President

                                PROFESSIONAL EMPLOYMENT
                                MANAGEMENT III, INC.
                                a Florida corporation

                                By:
                                     ------------------------------------
                                     Celeste D. Dockery
                                     Chief Executive Officer

                                By:
                                     ------------------------------------
                                     Darrin J. Fedder
                                     President

                                PROFESSIONAL EMPLOYMENT
                                MANAGEMENT IV, INC.
                                a Florida corporation

                                By:
                                     ------------------------------------
                                     Celeste D. Dockery
                                     Chief Executive Officer

                                By:
                                     ------------------------------------
                                     Darrin J. Fedder
                                     President

                                    SCHEDULES

4.1               Foreign Qualification; Corporate Names
4.4               Capitalization
4.5               Shareholders
4.6               Consents and Approvals
4.7               Records
4.9               Financial Statements
4.10              Changes since Current Balance Sheet Date
4.12              Litigation
4.13              Environmental
4.14(b)           Real Estate Leases
4.15              Liens on Purchased Assets
4.17              Employees
4.18              Employee Benefits
4.19              Tax Matters
4.20              Insurance
4.22              Licenses and Permits
4.23              Related Party Transactions
4.24              Intellectual Property
4.25              Contracts
4.26              Wackenhut SEC Filings
4.27              Bank Accounts
6.6               Assets Not to be Contributed

                                    EXHIBITS

Exhibit A         Dockery Employment Agreement
Exhibit B         Fedder Employment Agreement
Exhibit C         Opinion of Seller's Counsel

                                                                       EXHIBIT A

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of December ___, 1997, between Professional Employee Management, Inc. (f/k/a WRI A, Inc.), Professional Employee Management II, Inc. (f/k/a WRI B, Inc.), Professional Employee Management III, Inc. (f/k/a WRI C, Inc.) and Professional Employee Management IV, Inc. (f/k/a WRI D, Inc.) (collectively, the "Companies"), each a Florida corporation and indirect wholly-owned subsidiary of The Wackenhut Corporation ("Wackenhut"), also a Florida corporation, and Celeste
D. Dockery (the "Executive"), a resident of the State of Florida, whose address is 314 Ringling Point Drive, Sarasota, Florida 34234.

                                    RECITALS

         Pursuant to that certain Asset Purchase Agreement dated as of November 24, 1997 (the "Purchase Agreement") among Professional Employee Management, Inc., Professional Employee Management II, Inc., Professional Employee Management III, Inc., and Professional Employee Management IV, Inc. (together, the "PEM Companies"), the Executive, Darrin J. Fedder and Wackenhut, Wackenhut has agreed to acquire (through the Companies) substantially all of the business, operations and assets of the PEM Companies, subject to the terms and conditions set forth therein. As a condition to the closing of those transactions, the Executive has agreed to enter into this Agreement and to serve as the Chief Executive Officer of the Companies following consummation of the transactions.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

         1. EMPLOYMENT. The Companies agree to employ the Executive as the Chief Executive Officer of each of the Companies, and the Executive agrees to accept such employment and serve in such position, subject to the terms and conditions set forth in this Agreement. The period during which the Executive shall serve as an employee of the Companies (the "Employment Period") shall commence on the date hereof and, unless extended by mutual written agreement of the parties or unless earlier terminated pursuant to this Agreement, shall expire on December 31, 2000.

         2. DUTIES AND RESPONSIBILITIES. During the Employment Period, the Executive shall have such authority and responsibility and perform such duties as may be assigned to her from time to time at the direction of the respective Boards of Directors of the Companies (or their designee). In the absence of such assignment, the Executive shall perform such duties as are customary to the Executive's office as are necessary to conduct the business and operations of the Companies. During the Employment Period, the Executive's employment shall be full time and the Executive shall perform her duties honestly, diligently, competently, in good faith and in the best interests of the Companies, and shall use her best efforts to promote the interests of the Companies.

         3. COMPENSATION. In consideration for the Executive's services hereunder on behalf of the Companies and the restrictive covenants contained herein, the Executive shall be paid during each year of the Employment Period an annual salary (the "Salary") of One Hundred Eighty-Five Thousand Dollars ($185,000), payable in accordance with the Companies' customary payroll practices and prorated for any partial year, as applicable, arising during the Employment Period.

         4. BENEFITS. During the Employment Period, the Executive shall be entitled to participate in any insurance programs and fringe benefit plans and programs as are established and maintained from time to time for the benefit of the Companies' employees, subject to the provisions of such plans and programs (the "Benefits"). The Executive shall receive credit toward benefits for any period of time that the Executive was employed by the PEM Companies prior to the date hereof.

         5. EXPENSES. In addition to the Salary and benefits described above, the Executive shall be reimbursed for all out-of-pocket costs and expenses reasonably incurred by her on behalf of or in connection with the business of the Companies, pursuant to the Companies' policies established from time to time.

         6.       TERMINATION.

                  (a) TERMINATION FOR CAUSE. At any time during the Employment Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive for "cause". Termination for "cause" shall mean termination because of (i) the Executive's breach of her covenants contained in
Section 7 of this Agreement, (ii) the Executive's breach of her covenants contained in any provision of this Agreement other than Section 7 or failure to perform her duties and responsibilities required to be performed under the terms of this Agreement, provided such breach or failure is not cured within thirty
(30) calender days following written notice from the Companies, (iii) the Executive's commission of an act of dishonesty, fraud, embezzlement or similar act affecting the Companies or their clients, or commission of an act (other than the good faith exercise of her business judgment in the performance of her duties) resulting in material damage to the Companies, (iv) the Executive's conviction by any county, state or federal court of any crime punishable by incarceration, or (v) any action by the Executive which disqualifies her from serving as a "controlling person" of a licensed "employee leasing company" under the laws of the State of Florida. If the Executive shall resign or otherwise terminate her employment with any of the Companies, the Executive shall be deemed for purposes of this Agreement to have been terminated for "cause;" provided, however, if the Executive shall resign within thirty (30) days following written notification by the Company of a permanent transfer of the Executive to an office of the Company which is located more than 50 miles from 1819 Main Street, Sarasota, Florida, then such resignation shall be deemed to be a termination of the Employment Period by the Company without cause and shall be governed by SECTION 6(B) below. If the Executive's employment shall be terminated for cause, the Executive shall be entitled to that portion of her Salary and Benefits prorated through the date of termination and the Companies shall have no further obligations hereunder from and after the date of termination.

                  (b) TERMINATION WITHOUT CAUSE. At any time during the Employment Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive without cause, effective upon delivery of written notice to the Executive. If the Executive's employment shall be terminated without cause, the Executive shall be entitled to continue to receive the Salary and Benefits when and as the same would have otherwise been due and payable hereunder during the Employment Period but for such termination, PROVIDED, HOWEVER, that the Executive shall only be entitled to such payments and benefits as long as she is in compliance with the provisions of Section 7 of this Agreement.

                  (c) TERMINATION UPON DEATH OR DISABILITY. At any time during the Employment Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive if the Executive is unable to perform her duties and responsibilities as provided herein due to her death, physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than ninety (90) days ("Death or Disability"). If the Executive's employment shall be terminated as a result of her Death or Disability, the Executive (or her estate) shall be entitled to receive that portion of the Salary and Benefits prorated through the date of termination, and the Companies shall have no further obligations under this Agreement from and after the date of termination.

         7. RESTRICTIVE COVENANT. The Executive agrees with the Companies that she will not:

                  (a) for the longer of (i) a period of five (5) years from the date hereof (the "Commencement Date") and (ii) a period of two (2) years following the termination of the Executive's employment with Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in the temporary help, employee placement, employee leasing or any related business in any state in which Wackenhut or any of its Affiliates (including, without limitation, the Companies) are then engaging in the temporary help, employee placement, employee leasing or related businesses; PROVIDED, HOWEVER, that the beneficial ownership of less than two percent (2%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 7;

                  (b) for the longer of (i) a period of five (5) years from the date of this Agreement and (ii) a period of two (2) years following the termination of the Executive's employment with Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly (i) induce any Client of Wackenhut or any of its Affiliates (including the Companies) to patronize any business, directly or indirectly, in competition with the temporary help, employee placement, employee leasing or any related business conducted by Wackenhut or any of its Affiliates

(including, without limitation, the Companies); (ii) canvass, solicit or accept from any Client of Wackenhut or any of its Affiliates (including, without limitation, the Companies), any such competitive business; or (iii) request or advise any person or entity which has a business relationship with Wackenhut or any of its Affiliates (including, without limitation, the Companies) to withdraw, curtail or cancel any business with Wackenhut or any of its Affiliates (including, without limitation, the Companies);

                  (c) for the longer of (i) a period of five (5) years from the date of this Agreement and (ii) a period of two (2) years following the termination of the Executive's employment by Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by her to employ, any person who was employed by Wackenhut or any of its Affiliates (including, without limitation, the Companies), at or within the then prior six months or in any manner seek to induce any such person to leave her employment; or

                  (d) at any time following the date of this Agreement, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in her possession any confidential or proprietary information or records of Wackenhut or any of its Affiliates (including, without limitation, the Companies), including but not limited to, any of its Client and employee lists, except during the period of employment by Wackenhut and its Affiliates (including, without limitation, the Companies) as appropriate for the purpose of rendering services to Wackenhut, the Companies and their Affiliates.

The Executive agrees and acknowledges that the restrictions contained in this
Section 7 are reasonable in scope, duration and area, and are necessary to protect Wackenhut and its Affiliates (including, without limitation, the Companies) after the date of this Agreement. The parties agree and acknowledge that the breach of this Section 7 will cause irreparable damage to Wackenhut and its Affiliates (including, without limitation, the Companies) for which monetary damages will not be adequate and upon breach (or threatened breach) of any provision of this Section 7, Wackenhut and its Affiliates (including, without limitation, the Companies) shall be entitled to injunctive relief, specific performance or other equitable relief; PROVIDED, HOWEVER, that this shall in no way limit any other remedies which Wackenhut and its Affiliates (including, without limitation, the Companies) may have (including, without limitation, the right to seek monetary damages). If any provision of this Section 7 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the scope of activity or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. In addition to any other remedies which the Companies may have pursuant to applicable law or this Agreement, any compensation, remuneration or benefit which the Executive may receive or derive in connection with a violation of the covenants set forth in this Section 7 are hereby assigned to the Companies.

         8.       GENERAL PROVISIONS.

                  (a) DEFINED TERMS. Any terms used in this Agreement without definition shall have the meanings ascribed to them in the Purchase Agreement.

                  (b) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties in accordance with this Section):

                  (i)      IF TO THE COMPANIES TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn:  Robert C. Kneip
                           Telecopy:  (561) 691-6423

                           WITH A COPY TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn: James P. Rowan, Esq.
                           Telecopy:  (561) 691-6423

                           AND WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attn:  Bruce I. March, Esq.
                           Telecopy: (305) 374-5095

                  (ii)     IF TO THE EXECUTIVE TO:

                           Celeste D. Dockery
                           314 Ringling Point Drive
                           Sarasota, FL 34234
                           Telecopy: (941) 364-5105

                           WITH A COPY TO:

                           Holland & Knight, LLP
                           400 N. Ashley Drive, Suite 2300
                           Tampa, FL 33602
                           Attn: Robert J. Grammig
                           Telecopy: (813) 229-0134

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

                  (d) EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

                  (e) AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

                  (f) BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder, except that Wackenhut and its Affiliates shall be third party beneficiaries hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Executive without the prior written consent of the Companies. The Companies may assign all or any portion of its rights hereunder to Wackenhut or one or more of its Affiliates.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  (h) INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

                  (i) GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

                  (j) JURISDICTION. Any suit, action or proceeding against the Executive arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Orange County, Florida or in the U.S. District Court for the Middle District of Florida and each party hereby irrevocably accepts and consents to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Orange County, Florida or the U.S. District Court for the Middle District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Orange County, Florida or in such District Court has been brought in an inconvenient forum.

                  (k) ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    PROFESSIONAL EMPLOYEE MANAGEMENT, INC.
                                    (F/K/A WRI A, INC.)

                                    By
                                      ---------------------------------------
                                             Robert C. Kneip
                                             President


                                    PROFESSIONAL EMPLOYEE MANAGEMENT II, INC.
                                    (F/K/A WRI B, INC.)

                                    By
                                      ---------------------------------------
                                             Robert C. Kneip
                                             President

                                    PROFESSIONAL EMPLOYEE MANAGEMENT III, INC.
                                    (F/K/A WRI C, INC.)

                                    By
                                      ---------------------------------------
                                             Robert C. Kneip
                                             President

                                    PROFESSIONAL EMPLOYEE MANAGEMENT IV, INC.
                                    (F/K/A WRI D, INC.)

                                    By
                                      ---------------------------------------
                                             Robert C. Kneip
                                             President


                                    -----------------------------------------
                                         Celeste D. Dockery, individually

                                                                       EXHIBIT B


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of December ___, 1997, between Professional Employee Management, Inc. (f/k/a WRI A, Inc.), Professional Employee Management II, Inc. (f/k/a WRI B, Inc.), Professional Employee Management, III, Inc. (f/k/a WRI C, Inc.) and Professional Employee Management IV, Inc. (f/k/a WRI D, Inc.) (collectively, the "Companies"), each a Florida corporation and indirect wholly-owned subsidiary of The Wackenhut Corporation ("Wackenhut"), also a Florida corporation, and Darrin
J. Fedder (the "Executive"), a resident of the State of Florida, whose address is 877 Siesta Key Circle, Sarasota, Florida 34242.

                                    RECITALS

         Pursuant to that certain Asset Purchase Agreement dated as of November 24, 1997 (the "Purchase Agreement") among Professional Employee Management, Inc., Professional Employee Management II, Inc., Professional Employee Management III, Inc., and Professional Employee Management IV, Inc. (together, the "PEM Companies"), the Executive, Celeste D. Dockery and Wackenhut, Wackenhut has agreed to acquire (through the Companies) substantially all of the business, operations and assets of the PEM Companies, subject to the terms and conditions set forth therein. As a condition to the closing of those transactions, the Executive has agreed to enter into this Agreement and to serve as the President of the Companies following consummation of the transactions.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

         1. EMPLOYMENT. The Companies agree to employ the Executive as the President of each of the Companies, and the Executive agrees to accept such employment and serve in such position, subject to the terms and conditions set forth in this Agreement. The period during which the Executive shall serve as an employee of the Companies (the "Employment Period") shall commence on the date hereof and, unless extended by mutual written agreement of the parties or unless earlier terminated pursuant to this Agreement, shall expire on December 31, 2000.

         2. DUTIES AND RESPONSIBILITIES. During the Employment Period, the Executive shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the respective Boards of Directors of the Companies (or their designee). In the absence of such assignment, the Executive shall perform such duties as are customary to the Executive's office as are necessary to conduct the business and operations of the Companies. During the Employment Period, the Executive's employment shall be full time and the Executive shall perform his duties honestly, diligently, competently, in good faith and in the best interests of the Companies, and shall use his best efforts to promote the interests of the Companies.

         3. COMPENSATION. In consideration for the Executive's services hereunder on behalf of the Companies and the restrictive covenants contained herein, the Executive shall be paid during each year of the Employment Period an annual salary (the "Salary") of One Hundred Eighty-Five Thousand Dollars ($185,000), payable in accordance with the Companies' customary payroll practices and prorated for any partial year, as applicable, arising during the Employment Period.

         4. BENEFITS. During the Employment Period, the Executive shall be entitled to participate in any insurance programs and fringe benefit plans and programs as are established and maintained from time to time for the benefit of the Companies' employees, subject to the provisions of such plans and programs (the "Benefits"). The Executive shall receive credit toward benefits for any period of time that the Executive was employed by the PEM Companies prior to the date hereof.

         5. EXPENSES. In addition to the Salary and benefits described above, the Executive shall be reimbursed for all out-of-pocket costs and expenses reasonably incurred by him on behalf of or in connection with the business of the Companies, pursuant to the Companies' policies established from time to time.

         6. TERMINATION.

            (a) TERMINATION FOR CAUSE. At any time during the Employment
Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive for "cause". Termination for "cause" shall mean termination because of (i) the Executive's breach of his covenants contained in
Section 7 of this Agreement, (ii) the Executive's breach of his covenants contained in any provision of this Agreement other than Section 7 or failure to perform his duties and responsibilities required to be performed under the terms of this Agreement, provided such breach or failure is not cured within thirty
(30) calender days following written notice from the Companies, (iii) the Executive's commission of an act of dishonesty, fraud, embezzlement or similar act affecting the Companies or their clients, or commission of an act (other than the good faith exercise of his business judgment in the performance of his duties) resulting in material damage to the Companies, (iv) the Executive's conviction by any county, state or federal court of any crime punishable by incarceration, or (v) any action by the Executive which disqualifies him from serving as a "controlling person" of a licensed "employee leasing company" under the laws of the State of Florida. If the Executive shall resign or otherwise terminate his employment with any of the Companies, the Executive shall be deemed for purposes of this Agreement to have been terminated for "cause;" provided, however, if the Executive shall resign within thirty (30) days following written notification by the Company of a permanent transfer of the Executive to an office of the Company which is located more than 50 miles from 1819 Main Street, Sarasota, Florida, then such resignation shall be deemed to be a termination of the Employment Period by the Company without cause and shall be governed by SECTION 6(B) below. If the Executive's employment shall be terminated for cause, the Executive shall be entitled to that portion of his Salary and Benefits prorated through the date of termination and the Companies shall have no further obligations hereunder from and after the date of termination.

                  (b) TERMINATION WITHOUT CAUSE. At any time during the Employment Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive without cause, effective upon delivery of written notice to the Executive. If the Executive's employment shall be terminated without cause, the Executive shall be entitled to continue to receive the Salary and Benefits when and as the same would have otherwise been due and payable hereunder during the Employment Period but for such termination, PROVIDED, HOWEVER, that the Executive shall only be entitled to such payments and benefits as long as he is in compliance with the provisions of Section 7 of this Agreement.

                  (c) TERMINATION UPON DEATH OR DISABILITY. At any time during the Employment Period, the Companies shall have the right to terminate the Employment Period and to discharge the Executive if the Executive is unable to perform his duties and responsibilities as provided herein due to his death, physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than ninety (90) days ("Death or Disability"). If the Executive's employment shall be terminated as a result of his Death or Disability, the Executive (or his estate) shall be entitled to receive that portion of the Salary and Benefits prorated through the date of termination, and the Companies shall have no further obligations under this Agreement from and after the date of termination.

         7. RESTRICTIVE COVENANT. The Executive agrees with the Companies that he will not:

                  (a) for the longer of (i) a period of five (5) years from the date hereof (the "Commencement Date") and (ii) a period of two (2) years following the termination of the Executive's employment with Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in the temporary help, employee placement, employee leasing or any related business in any state in which Wackenhut or any of its Affiliates (including, without limitation, the Companies) are then engaging in the temporary help, employee placement, employee leasing or related businesses; PROVIDED, HOWEVER, that the beneficial ownership of less than two percent (2%) of the shares of stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 7;

                  (b) for the longer of (i) a period of five (5) years from the date of this Agreement and (ii) a period of two (2) years following the termination of the Executive's employment with Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly (i) induce any Client of Wackenhut or any of its Affiliates (including the Companies) to patronize any business, directly or indirectly, in competition with the temporary help, employee placement, employee leasing or any related business conducted by Wackenhut or any of its Affiliates

(including, without limitation, the Companies); (ii) canvass, solicit or accept from any Client of Wackenhut or any of its Affiliates (including, without limitation, the Companies), any such competitive business; or (iii) request or advise any person or entity which has a business relationship with Wackenhut or any of its Affiliates (including, without limitation, the Companies) to withdraw, curtail or cancel any business with Wackenhut or any of its Affiliates (including, without limitation, the Companies);

                  (c) for the longer of (i) a period of five (5) years from the date of this Agreement and (ii) a period of two (2) years following the termination of the Executive's employment by Wackenhut and any of its Affiliates (including, without limitation, the Companies), directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him to employ, any person who was employed by Wackenhut or any of its Affiliates (including, without limitation, the Companies), at or within the then prior six months or in any manner seek to induce any such person to leave his employment; or

                  (d) at any time following the date of this Agreement, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession any confidential or proprietary information or records of Wackenhut or any of its Affiliates (including, without limitation, the Companies), including but not limited to, any of its Client and employee lists, except during the period of employment by Wackenhut and its Affiliates (including, without limitation, the Companies) as appropriate for the purpose of rendering services to Wackenhut, the Companies and their Affiliates.

The Executive agrees and acknowledges that the restrictions contained in this
Section 7 are reasonable in scope, duration and area, and are necessary to protect Wackenhut and its Affiliates (including, without limitation, the Companies) after the date of this Agreement. The parties agree and acknowledge that the breach of this Section 7 will cause irreparable damage to Wackenhut and its Affiliates (including, without limitation, the Companies) for which monetary damages will not be adequate and upon breach (or threatened breach) of any provision of this Section 7, Wackenhut and its Affiliates (including, without limitation, the Companies) shall be entitled to injunctive relief, specific performance or other equitable relief; PROVIDED, HOWEVER, that this shall in no way limit any other remedies which Wackenhut and its Affiliates (including, without limitation, the Companies) may have (including, without limitation, the right to seek monetary damages). If any provision of this Section 7 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of the remainder of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision, the scope of activity or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. In addition to any other remedies which the Companies may have pursuant to applicable law or this Agreement, any compensation, remuneration or benefit which the Executive may receive or derive in connection with a violation of the covenants set forth in this Section 7 are hereby assigned to the Companies.

         8.       GENERAL PROVISIONS.

                  (a) DEFINED TERMS. Any terms used in this Agreement without definition shall have the meanings ascribed to them in the Purchase Agreement.

                  (b) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties in accordance with this Section):

                  (i)      IF TO THE COMPANIES TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn:  Robert C. Kneip
                           Telecopy:  (561) 691-6423

                           WITH A COPY TO:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, #100
                           Palm Beach Gardens, Florida 33410-4243
                           Attn: James P. Rowan, Esq.
                           Telecopy:  (561) 691-6423

                           AND WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attn:  Bruce I. March, Esq.
                           Telecopy: (305) 374-5095

                  (ii)     IF TO THE EXECUTIVE TO:

                           Darrin J. Fedder
                           877 Siesta Key Circle
                           Sarasota, FL 34242
                           Telecopy: (940) 364-5105

                           WITH A COPY TO:

                           Holland & Knight, LLP
                           400 N. Ashley Drive, Suite 2300
                           Tampa, FL 33602
                           Attn: Robert J. Grammig
                           Telecopy: (813) 229-0134

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

                  (d) EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

                  (e) AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

                  (f) BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder, except that Wackenhut and its Affiliates shall be third party beneficiaries hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Executive without the prior written consent of the Companies. The Companies may assign all or any portion of its rights hereunder to Wackenhut or one or more of its Affiliates.

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  (h) INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

                  (i) GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

                  (j) JURISDICTION. Any suit, action or proceeding against the Executive arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Orange County, Florida or in the U.S. District Court for the Middle District of Florida and each party hereby irrevocably accepts and consents to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Orange County, Florida or the U.S. District Court for the Middle District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Orange County, Florida or in such District Court has been brought in an inconvenient forum.

                  (k) ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      PROFESSIONAL EMPLOYEE MANAGEMENT, INC.
                                      (F/K/A WRI A, INC.)

                                      By
                                        ---------------------------------------
                                               Robert C. Kneip
                                               President


                                      PROFESSIONAL EMPLOYEE MANAGEMENT II, INC.
                                      (F/K/A WRI B, INC.)

                                      By
                                        ---------------------------------------
                                               Robert C. Kneip
                                               President

                                      PROFESSIONAL EMPLOYEE MANAGEMENT III, INC.
                                      (F/K/A WRI C, INC.)

                                      By
                                        ---------------------------------------
                                               Robert C. Kneip
                                               President

                                      PROFESSIONAL EMPLOYEE MANAGEMENT IV, INC.
                                      (F/K/A WRI D, INC.)

                                      By
                                        ---------------------------------------
                                               Robert C. Kneip
                                               President


                                      -----------------------------------------
                                           Darrin J. Fedder, individually

                                                                      EXHIBIT C



                           OPINION OF SELLER'S COUNSEL

         1. Each Company is a corporation duly organized, validly existing and with active status under the laws of the State of Florida and is duly qualified to transact business as a foreign corporation and in good standing under the laws of all other jurisdictions where, to our knowledge, the ownership or leasing of its properties or the conduct of its business requires such qualifications.

         2. Each Company has the corporate power and authority to execute and deliver the Agreement and the agreements and instruments to be entered into at the Closing (the "Closing Documents") and to consummate the transactions contemplated thereby.

         3. Each Company has taken all actions necessary to authorize the execution and delivery of the Agreement and the Closing Documents and the performance of its obligations thereunder.

         4. Each Shareholder has the power and authority to execute, deliver and perform their respective obligations under the terms of the Agreement and the Closing Documents.

         5. The Agreement and the Closing Documents have each been duly executed and delivered by each Company and Shareholder and constitute the legal, valid and binding obligation of each Company and Shareholder, enforceable against each Company and Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6. The execution and delivery of the Agreement and the Closing Documents by each Company and Shareholder, the performance by each Company and Shareholder of their obligations thereunder and the consummation by them of the transactions contemplated by the Agreement and the Closing Documents will not (a) contravene any provision of the Articles of Incorporation or Bylaws of any Company, (b) violate or conflict with any law, statute, ordinance, rule or regulation normally applicable to transactions of this type, or to our knowledge (1) any other law, statute, ordinance, rule or regulation, or (2) any decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any

                  Company or Shareholder, (c) to our knowledge, conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any Company or Shareholder, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of any Company, (e) to our knowledge, give to any individual or entity a right or claim against any Company or Shareholder or
                  (f) to our knowledge, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by TWC and the HSR Act filings required to be made by the parties or as set forth in Schedule 4.22 of the Agreement.

         7. To our knowledge, none of the Companies or the Shareholders is subject to any unsatisfied judgment, order, decree or injunction and there is no litigation, proceeding or investigation pending or threatened which could reasonably be expected to have a Material Adverse Effect on any of them, or which questions the validity of the Agreement.

                               LIST OF DEFINITIONS

Agreement.........................................................................................................1
Wackenhut.........................................................................................................1
Companies.........................................................................................................1
Dockery  .........................................................................................................1
Fedder   .........................................................................................................1
Shareholders......................................................................................................1
Business .........................................................................................................1
Affiliate.........................................................................................................1
Base EBIT.........................................................................................................1
Clients  .........................................................................................................2
CMC      .........................................................................................................2
Code     .........................................................................................................2
EBIT     .........................................................................................................2
ERISA    .........................................................................................................3
Exchange Act......................................................................................................3
GAAP     .........................................................................................................3
Governmental Authority............................................................................................3
HSR Act  .........................................................................................................3
Incremental EBIT..................................................................................................3
Independent Accountants...........................................................................................3
IRS      .........................................................................................................3
Knowledge.........................................................................................................4
Legal Requirement.................................................................................................4
Lien     .........................................................................................................4
Material Adverse Change (or Effect)...............................................................................4
Person   .........................................................................................................4
PEM      .........................................................................................................4
PEM II   .........................................................................................................4
PEM III  .........................................................................................................4
PEM IV   .........................................................................................................4
PEM Accountants...................................................................................................5
Register .........................................................................................................5
registered........................................................................................................5
registration......................................................................................................5
Retrospective Policy..............................................................................................5
SEC      .........................................................................................................5
Securities Act....................................................................................................5
Special Cause.....................................................................................................5
Tax      .........................................................................................................5
Taxes    .........................................................................................................5
Tax Return........................................................................................................5




Wackenhut Accountants.............................................................................................6
Wackenhut Shares..................................................................................................6
Wackenhut Series B Common Stock...................................................................................6
Wackenhut Subsidiaries............................................................................................6
Purchased Assets..................................................................................................7
Receivables.......................................................................................................7
Contracts.........................................................................................................8
Intellectual Property.............................................................................................8
Excluded Assets...................................................................................................8
Purchase Price....................................................................................................9
Downward Net Worth Adjustment.....................................................................................9
Long Term Liability Adjustment....................................................................................9
Working Capital Adjustment........................................................................................9
Upward Net Worth Adjustment.......................................................................................9
Closing Date Payment Adjustment...................................................................................9
Closing Date Payment Reserve.....................................................................................10
Earnout Payment..................................................................................................10
Earnout Payments.................................................................................................10
Earnout Certificate..............................................................................................10
NYSE     ........................................................................................................11
Breaching Shareholder............................................................................................12
Earnout Adjustment Certificate...................................................................................12
Disposition......................................................................................................14
Earnout Acceleration Notice......................................................................................14
Accelerated Earnout Certificate..................................................................................14
Closing Date Payment Certificate.................................................................................16
Actual Closing Date Payment......................................................................................16
Assumed Liabilities..............................................................................................18
Excluded Liabilities.............................................................................................18
Closing  ........................................................................................................19
Closing Date.....................................................................................................19
Interim Financial Statements.....................................................................................22
Audited Financial Statements.....................................................................................22
Financial Statements.............................................................................................22
Current Balance Sheet............................................................................................23
Notices  ........................................................................................................24
Proceedings......................................................................................................24
Aboveground Storage Tank.........................................................................................26
Company  ........................................................................................................26
Companies........................................................................................................26
Discharge........................................................................................................26
Environmental Laws...............................................................................................26
CERCLA   ........................................................................................................26




RCRA     ........................................................................................................26
FIFRA    ........................................................................................................26
EPCRA    ........................................................................................................26
OSHA     ........................................................................................................26
Handle   ........................................................................................................27
Hazardous Substances.............................................................................................27
Licenses ........................................................................................................27
Underground Storage Tank.........................................................................................27
Leases   ........................................................................................................27
Leased Premises..................................................................................................27
Labor Laws.......................................................................................................29
Employee Benefit Plans...........................................................................................29
MPPA Plan........................................................................................................31
Welfare Plan.....................................................................................................31
PBGC     ........................................................................................................32
Employee Benefit Plans...........................................................................................33
MPPA Plan........................................................................................................33
Welfare Plan.....................................................................................................34
PBGC     ........................................................................................................34
Insurance Policies...............................................................................................36
Permits  ........................................................................................................36
Projections......................................................................................................39
Software Note....................................................................................................42
Existing Employment Agreement....................................................................................46
Dockery Employment Agreement.....................................................................................46
Fedder Employment Agreement......................................................................................46
Employment Agreements............................................................................................46
Working Capital..................................................................................................47
Current Assets...................................................................................................47
Current Liabilities..............................................................................................47
CMC Assets.......................................................................................................48
Applicable Issue Date............................................................................................52
Applicable Registration Statement................................................................................52
Holder   ........................................................................................................52
Wackenhut Indemnified Party......................................................................................55
Wackenhut Indemnified Parties....................................................................................55
Wackenhut Indemnifiable Damages..................................................................................56
Wackenhut Indemnification Threshold..............................................................................56
Wackenhut Indemnification Cap....................................................................................56
Company Indemnified Party........................................................................................57
Company Indemnified Parties......................................................................................57
Company Indemnifiable Damages....................................................................................57
Company Indemnifiable Threshold..................................................................................57



Company Indemnification Cap......................................................................................57
ACT      ........................................................................................................59
Agreement.........................................................................................................1
Aboveground Storage Tank.........................................................................................24
Accelerated Earnout Certificate..................................................................................14
ACT      ........................................................................................................54
Actual Closing Date Payment Adjustment...........................................................................15
Affiliate.........................................................................................................1
Assumed Liabilities..............................................................................................16
Audited Companies................................................................................................21
Audited Financial Statements.....................................................................................21
Base EBIT.........................................................................................................2
Breaching Shareholder............................................................................................11
Business .........................................................................................................1
CERCLA   ........................................................................................................25
Clients  .........................................................................................................2
Closing  ........................................................................................................18
Closing Date.....................................................................................................18
Closing Date Payment..............................................................................................9
Closing Date Payment Adjustment...................................................................................9
Closing Date Payment Adjustment Reserve..........................................................................10
Closing Date Payment Certificate.................................................................................15
CMC      .........................................................................................................2
CMC Assets.......................................................................................................44
Code     .........................................................................................................2
Companies.........................................................................................................1
Company  ........................................................................................................24
Company Indemnifiable Damages....................................................................................52
Company Indemnifiable Threshold..................................................................................53
Company Indemnification Cap......................................................................................53
Company Indemnified Parties......................................................................................52
Company Indemnified Party........................................................................................52
Contracts.........................................................................................................7
Current Assets...................................................................................................42
Current Balance Sheet............................................................................................21
Current Liabilities..............................................................................................43
Discharge........................................................................................................24
Disposition......................................................................................................13
Dockery  .........................................................................................................1
Dockery Employment Agreement.....................................................................................42
Downward Net Worth Adjustment.....................................................................................9
Earnout Acceleration Notice......................................................................................13
Earnout Adjustment Certificate...................................................................................12



Earnout Certificate..............................................................................................10
Earnout Payment..................................................................................................10
Earnout Payments.................................................................................................10
EBIT     .........................................................................................................2
Employee Benefit Plans...........................................................................................28
Employment Agreements............................................................................................42
Environmental Laws...............................................................................................25
EPCRA............................................................................................................25
ERISA.............................................................................................................3
Estimated Closing Date Payment Adjustment........................................................................15
Exchange Act......................................................................................................3
Excluded Assets...................................................................................................8
Excluded Liabilities.............................................................................................17
Existing Employment Agreement....................................................................................42
Fedder............................................................................................................1
Fedder Employment Agreement......................................................................................42
FIFRA............................................................................................................25
Financial Statements.............................................................................................21
GAAP..............................................................................................................3
Governmental Authority............................................................................................3
Handle...........................................................................................................25
Hazardous Substances.............................................................................................25
Holder...........................................................................................................48
HSR Act...........................................................................................................3
Incremental EBIT..................................................................................................3
Independent Accountants...........................................................................................3
Insurance Policies...............................................................................................31
Intellectual Property.............................................................................................8
Interim Financial Statements.....................................................................................21
IRS...............................................................................................................4
Issue Date.......................................................................................................48
Knowledge.........................................................................................................4
Labor Laws.......................................................................................................28
Leased Premises..................................................................................................26
Leases...........................................................................................................26
Legal Requirement.................................................................................................4
Licenses.........................................................................................................26
Lien..............................................................................................................4
Long Term Liability Adjustment....................................................................................9
Majority in Interest of the Shareholders..........................................................................4
Material Adverse Change (or Effect)...............................................................................4
MPPA Plan........................................................................................................29
Notices  ........................................................................................................23



NYSE     ........................................................................................................11
OSHA     ........................................................................................................25
PBGC     ........................................................................................................30
PEM      .........................................................................................................4
PEM Accountants...................................................................................................5
PEM II   .........................................................................................................5
PEM III  .........................................................................................................5
Permits  ........................................................................................................32
Person   .........................................................................................................4
Proceedings......................................................................................................23
Projections......................................................................................................34
Purchase Price....................................................................................................9
Purchased Assets..................................................................................................7
RCRA     ........................................................................................................25
Receivables.......................................................................................................7
Register .........................................................................................................5
registered........................................................................................................5
registration......................................................................................................5
Registration Statement...........................................................................................48
Retrospective Policy..............................................................................................5
SEC      .........................................................................................................5
Securities Act....................................................................................................5
Shareholders......................................................................................................1
Special Cause.....................................................................................................5
Tax      .........................................................................................................5
Tax Return........................................................................................................6
Taxes    .........................................................................................................5
Underground Storage Tank.........................................................................................26
Upward Net Worth Adjustment.......................................................................................9
Wackenhut.........................................................................................................1
Wackenhut Accountants.............................................................................................6
Wackenhut Indemnifiable Damages..................................................................................51
Wackenhut Indemnification Cap....................................................................................51
Wackenhut Indemnification Threshold..............................................................................51
Wackenhut Indemnified Parties....................................................................................51
Wackenhut Indemnified Party......................................................................................51
Wackenhut Series B Common Stock...................................................................................6
Wackenhut Shares..................................................................................................6
Wackenhut Subsidiaries............................................................................................6
Welfare Plan.....................................................................................................29
Working Capital..................................................................................................42
Working Capital Adjustment........................................................................................9